                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement


[X]  Definitive proxy statement

[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WORTHINGTON INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


Payment of filing fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

(5) Total fee paid:
       Not Applicable

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
       Not Applicable

(2) Form, Schedule or Registration Statement No.:
       Not Applicable

(3) Filing Party:
       Not Applicable

(4) Date Filed:
       Not Applicable

                          WORTHINGTON INDUSTRIES, INC.

                              1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
  WORTHINGTON INDUSTRIES, INC.:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Worthington Industries, Inc. (the "Company") will be held at the Worthington Industries Training Center, 905 Dearborn Drive, Columbus, Ohio on September 24, 1998 at 2:00 P.M., local time. The meeting is being held for the following purposes:

          1. To elect four directors, each for a term of three years.

          2. To consider and vote upon a proposal (the "Reincorporation Proposal") which provides, among other things, for the change of the Company's state of incorporation from Delaware to Ohio through a merger of the Company into Worthington Industries, Inc., an Ohio corporation and a wholly-owned subsidiary of the Company ("Worthington Ohio"), and for related changes to the Company's organizational documents.

          3. To ratify the selection of the firm of Ernst & Young LLP as auditors of the Company for the fiscal year ending May 31, 1999.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

          PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                           Very truly yours,

                                           CHARLES D. MINOR, Secretary
August 20, 1998

                          WORTHINGTON INDUSTRIES, INC.
                              1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085
                                 (614) 438-3210

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

     The enclosed Proxy is being solicited by the Board of Directors of Worthington Industries, Inc. for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on September 24, 1998, or any adjournment(s) thereof, and is being mailed to shareholders on or about August 20, 1998. Without affecting any vote previously taken, the Proxy may be revoked by a shareholder at any time before it is voted by delivering to the Company a later-dated Proxy or by giving notice of revocation to the Company in writing or in open meeting. All Proxies received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted (1) FOR the election as directors of the nominees listed below under "ELECTION OF DIRECTORS"; (2) FOR the approval of the Reincorporation Proposal as described below under "THE REINCORPORATION PROPOSAL"; and (3) FOR the ratification of the selection of auditors.

     The cost of soliciting the proxy will be borne by the Company. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies at a fee of approximately $8,000 plus out-of-pocket expenses. Solicitation of proxies may also be made by mail, personal interview, telephone, facsimile or telegraph by the directors or regularly engaged officers and employees of the Company who will not receive additional compensation for such activities.

     As used herein, the term "Company" means Worthington Industries, Inc., the Delaware corporation, or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term "Common Shares" means shares of the Company's Common Stock, $.01 par value.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

     The total number of outstanding Common Shares entitled to vote at the Annual Meeting is 95,692,509 Common Shares. Only shareholders of record at the close of business on August 3, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Each shareholder is entitled to one vote for each Common Share held. There are no cumulative voting rights in the election of directors.

     Common Shares represented by signed Proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers, who hold their customers' Common Shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit Proxies for such Common Shares and may vote such Common Shares on some matters, but broker/dealers may not vote such Common Shares on other matters without specific instructions from the customer who owns such Common Shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker nonvotes. Such Proxies count toward the establishment of a quorum. Abstentions, broker nonvotes and other shares not voted will not be counted as shares voted on any of the proposals and the number of shares on which a plurality or a majority is required will be reduced by the number of broker nonvotes and shares not voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the only person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares on August 3, 1998:

                                                            COMMON
                                                            SHARES          % OF COMMON
                 NAME AND ADDRESS OF                     BENEFICIALLY          SHARES
                  BENEFICIAL OWNER                          OWNED           OUTSTANDING
                 -------------------                     ------------       -----------
John H. McConnell....................................   16,090,432(1)          16.8%
1205 Dearborn Drive
Columbus, Ohio 43085

---------------

(1) Includes 13,402,982 Common Shares which are held of record by JDEL, Inc. ("JDEL"), a Delaware corporation, which is a wholly-owned subsidiary of JMAC, Inc. ("JMAC"), a private investment company. Mr. McConnell is the President of JDEL, and the directors of JDEL have given Mr. McConnell sole voting and investment power with respect to the Common Shares of the Company held by JDEL. JMAC is substantially owned, directly or indirectly, by John
    P. McConnell and a family partnership of John H. McConnell, John P. McConnell and their families. Also included are 40,000 Common Shares subject to currently-exercisable options and 506,250 Common Shares held by John H. McConnell's wife, as to which 506,250 Common Shares beneficial ownership is disclaimed. The table does not include 2,428,312 Common Shares (2.5% of Common Shares outstanding) held by an independent trustee, in trust for the benefit of Mr. McConnell's wife, his adult daughter and his son, John P. McConnell, over which Common Shares the trustee has investment and voting power, subject to the approval of Mrs. McConnell. Beneficial ownership of these 2,428,312 Common Shares is disclaimed.

                             ELECTION OF DIRECTORS

     The Board of Directors has designated the nominees listed below for election as directors of the Company for terms expiring in 2001. The enclosed Proxy will be voted as specified thereon, or if no instructions are given, FOR the following nominees; however, the persons designated as proxies reserve full discretion to cast votes for other persons in the event the nominee who would otherwise receive the votes is unable to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     Under Delaware law and the Company's By-Laws, the four nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of Proxy.

     The following table sets forth the nominees for election to the Board of Directors, the directors of the Company whose terms in office will continue, and certain information, as of August 3, 1998, with respect to each nominee, continuing director, executive officer named in the

Summary Compensation Table who is not a nominee or continuing director and all directors and executive officers as a group.

                               DIRECTOR
                             CONTINUOUSLY                     PRINCIPAL                         COMMON SHARES
        NAME AND AGE            SINCE                        OCCUPATION                    BENEFICIALLY OWNED (1)
        ------------         ------------                    ----------                    ----------------------
                                        NOMINEES FOR TERMS EXPIRING IN 2001
John P. McConnell, 44            1990       Chairman and Chief Executive Officer                   1,211,746(2)
Robert B. McCurry, 75            1972       Senior Advisor to President, Toyota Motor
                                            Sales, USA, Inc.                                          50,455(3)
Gerald B. Mitchell, 70           1986       Retired Chairman and Chief Executive Officer,
                                            Dana Corporation                                           2,584
Mary Schiavo, 42                 1998       Attorney                                                      --

                                  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999
Peter Karmanos, Jr., 55          1997       Chairman, Chief Executive Officer and
                                            Co-Founder of Compuware Corporation, which
                                            develops and sells software products                          --
Pete A. Klisares, 62             1991       President and Chief Operating Officer of
                                            Karrington Health, Inc., which operates
                                            licensed assisted living residences                       79,250
Donal H. Malenick, 59            1972       President and Chief Operating Officer                    899,260
John H. McConnell, 75            1955       Chairman Emeritus and Founder                         16,130,432(4)
James Petropoulos, 69            1976       Owner, James Petropoulos & Company, a
                                            commercial real estate firm                              249,013

                                  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000
John B. Blystone, 45             1997       Chairman, President & Chief Executive Officer
                                            of SPX Corporation, which provides
                                            components, service solutions and service
                                            support to the motor vehicle industry                      5,000
Charles R. Carson, 69            1986       Retired Senior Vice President, General
                                            Electric Company                                           3,375
William S. Dietrich, 60          1996       Chairman, Dietrich Industries, Inc., a
                                            subsidiary of the Company                                 22,000
John F. Havens, 71               1988       Private Investor, Retired Chairman of Banc
                                            One Corporation                                            2,250
Charles D. Minor, 71             1962       Counsel, Vorys, Sater, Seymour and Pease LLP,
                                            Attorneys at Law (5)                                     149,875(6)

                                          NAMED EXECUTIVES, NON-DIRECTORS
Edward A. Ferkany, 61             N/A       Executive Vice President                                  83,352
Ralph V. Roberts, 51              N/A       Group President, The Worthington Steel
                                            Company                                                   17,327
Jay D. Wisner, 75                 N/A       President, The Gerstenslager Company, a
                                            subsidiary of the Company                                385,921
All directors and executive officers as a group (23 people)..............................         19,439,662(7)

---------------

(1) All amounts are as of August 3, 1998. Unless otherwise indicated, each named person has sole voting and investment power over the listed Common Shares, or shares such power with his spouse. Common Shares subject to currently-exercisable options are included in the shareholdings of the executive officers, see "Executive Compensation -- Option Exercises and Holdings." John H. McConnell (16.8%) and John P. McConnell (1.3%) are the only directors, nominees or executive officers with beneficial ownership of more than 1% of the Company's outstanding Common Shares.

(2) Included are 29,879 Common Shares held by John P. McConnell as custodian for his minor children. Also includes 118,000 Common Shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has voting and investment power. Also included are 149,428 Common Shares held in The McConnell Educational Foundation, which benefits third parties, of which John P. McConnell is a co-trustee and shares voting and investment power. Beneficial ownership of these Common Shares is disclaimed. See also footnote
    (1) under "Security Ownership of Certain Beneficial Owners."

(3) These 50,455 Common Shares are held by Mr. McCurry and his wife as trustees of a family trust.

(4) See "Security Ownership of Certain Beneficial Owners."

(5) Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during its last fiscal year and is rendering legal services to the Company in the current fiscal year.

(6) Includes 47,000 Common Shares held by Mr. Minor's wife. Beneficial ownership of these Common Shares is disclaimed.

(7) See Notes 1-6 above. These 19,439,662 Common Shares represent 20.3% of the Company's outstanding Common Shares.

     The principal occupation of each of the nominees and directors during the past five years has been as indicated in the table above under "Principal Occupation," except as follows:

     John P. McConnell became Vice Chairman of the Company in June 1992. He was named Chief Executive Officer in June, 1993, and Chairman of the Board in September 1996. John P. McConnell is John H. McConnell's son.

     John H. McConnell's principal occupation had been the Chief Executive Officer of the Company from its founding in 1955 until May 31, 1993 at which time he retired as CEO. He remained Chairman of the Board until September 1996 when he resigned that position and assumed the role of Chairman Emeritus and Founder.

     Mr. Klisares was Assistant to the Chairman of the Company from December 1991 until August 1993 and Executive Vice President from August 1993 to August 1997 when he was again named Assistant to the Chairman. In December, 1997, Mr. Klisares resigned his position with the Company to become President and Chief Operating Officer for Karrington Health, Inc.

     Mr. Blystone was Vice President-General Manager of GE Superabrasives in Columbus, Ohio from 1991 through 1994. In 1994, he became President and Chief Executive Officer of Nuovo Pignone and The Europe Power Pole Plus of GE Power Systems in Florence, Italy, a division of General Electric, positions which he held until December 1995. At that time, Mr. Blystone accepted the positions of Chairman, President and Chief Executive Officer of SPX Corporation.

     Ms. Schiavo was Inspector General for the U. S. Department of Transportation from 1990 through 1996. From 1997 through May 1998 she was Enarson Professor of Public Policy, The Ohio State University. Ms. Schiavo is also an author and consultant.

     The following directors and nominees are also directors of the companies listed opposite their names:


Mr. Blystone.........................  SPX Corporation
Mr. Dietrich.........................  Carpenter Technologies Corporation; Mallard Fund
Mr. Havens...........................  The W. W. Williams Company; Cardinal Health, Inc.;
                                       Banc One Corporation (emeritus)
Mr. Klisares.........................  Dominion Homes, Inc.; Huntington National Bank;
                                       Karrington Health, Inc.; MPW Industrial Services Group
                                       Inc.
Mr. J. H. McConnell..................  Karrington Health, Inc.
Mr. J. P. McConnell..................  Alltel Corporation
Mr. Mitchell.........................  George Weston, Ltd. (Canada); West Point Stevens,
                                       Inc.; Eastman Chemical Co.



     Four meetings of the directors of the Company were held during the fiscal year ended May 31, 1998. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors and (ii) the total number of meetings held by all committees of the directors on which he or she served.


COMPENSATION OF DIRECTORS

     Non-management directors are paid $6,000 per quarter plus $1,500 for each attendance at board meetings and $1,000 ($1,500 for committee chairmen) for attendance at meetings of committees of the directors.

     The Company has adopted Deferred Compensation Plans pursuant to which certain executive officers and directors have elected to defer a portion of their bonuses or directors' fees. Under the Plans, participants may generally elect to defer payment of these amounts until a specified date or until they are no longer associated with the Company. Amounts deferred under these Plans accrue interest at a rate equal to the percentage increase in the Company's book value per share.

COMMITTEES OF DIRECTORS

     The directors of the Company have an Audit Committee, whose members are Messrs. Carson, Karmanos, Minor and Petropoulos and Katherine LeVeque, who is retiring from the Board. The Committee met two times during fiscal 1998. Its functions are to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's auditors, and to recommend to the directors a firm of accountants to serve as the Company's auditors.

     The directors of the Company have a Compensation and Stock Option Committee. Members are Messrs. Blystone, Havens, Mitchell and McCurry. Mr. Klisares serves as an ex officio member. The Committee met three times during fiscal 1998. Its functions are to set and review all base and bonus compensation for officers of the Company and to administer the Company's Stock Option and Long-Term Incentive Plans.

     The directors of the Company have a Nominating Committee, the members of which are Messrs. Klisares, McCurry and John P. McConnell. The Committee met one time during fiscal 1998. Its function is to recommend to the directors persons to be nominated for election as directors. The Committee will consider nominees recommended by shareholders, provided that such nominations are submitted in writing not later than May 31 preceding the meeting to John P. McConnell, 1205 Dearborn Drive, Columbus, Ohio 43085. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director if elected, and a commitment by the nominee to meet personally with the Committee.


     In accordance with the Company's By-Laws, any shareholder wishing to make a nomination of a director otherwise than through the Nominating Committee must give notice to the Secretary of the Company not less than 14 nor more than 50 days prior to the meeting at which directors will be elected, unless shareholders are given less than 21 days' notice of the meeting, in which case shareholder nominations would be permissible up to 7 days after the notice of the meeting has been mailed. The notice of nomination must include the nominee's name, address and principal occupation, the number of shares held beneficially by such nominee and the nominating shareholder, a written consent of the proposed nominee to serve if elected, and any other information concerning the nominee required to be disclosed under the laws and regulations governing proxy solicitations.


                          THE REINCORPORATION PROPOSAL

GENERAL

     The Company's Board of Directors has unanimously approved, and for the reasons described below, unanimously recommends that the Company's shareholders approve a proposal (the "Reincorporation Proposal") which provides among other things for the change of the Company's state of incorporation from Delaware to Ohio. This change in the state of incorporation (the "Reincorporation") will be accomplished through a merger (the "Merger") of the Company into Worthington Industries, Inc. ("Worthington Ohio"), a wholly-owned subsidiary of the Company which was recently formed as an Ohio corporation as a vehicle to effect the Reincorporation. (The name of the surviving corporation following the Merger will be Worthington Industries, Inc. and reference hereafter to Worthington Ohio will, where appropriate, mean the surviving corporation.) For purposes of the following discussion, the Company shall hereinafter sometimes be referred to as "Worthington Delaware."


     Upon consummation of the Merger, Worthington Ohio will succeed to all the business, properties, assets and liabilities of Worthington Delaware and Worthington Delaware's name; and the directors, officers and employees of Worthington Delaware will all become directors, officers and employees of Worthington Ohio. Outstanding Common Shares of Worthington Delaware (hereinafter "Delaware Common Shares") will be converted into an equal number of common shares, without par value, of Worthington Ohio (the "Ohio Common Shares"). Approval of the Reincorporation Proposal will not result in any change in the name, business, management, location of the principal executive offices or other facilities, capitalization, assets or liabilities of the Company. The Company's Stock Option and Long-Term Incentive Plans will be continued by Worthington Ohio and each outstanding option issued pursuant thereto will automatically be converted into an option to purchase the same number of Ohio Common Shares at the same option price per share and upon the same terms and subject to the same conditions as set forth in such Plans. The Company's other employee benefit plans and arrangements will also be continued by Worthington Ohio upon the same terms and subject to the same conditions. See "Manner of Effecting the Reincorporation" at page 14.



     Since the Worthington Delaware Shares were designated as a Nasdaq National Market security on the Record Date, under Section 262 of the DGCL, shareholders of the Company who do not vote in favor of the Reincorporation Proposal will not be entitled to appraisal rights in connection with the Reincorporation Proposal. See "Manner of Effecting the Reincorporation" at page 14.

SUMMARY OF THE EFFECTS OF THE REINCORPORATION

     The Reincorporation will change the law applicable to the Company's corporate affairs from Delaware to Ohio law and will result in some differences in shareholders' rights. The material differences between the Ohio General Corporation Law (the "OGCL") and the DGCL are more fully discussed below.


     Because the Company incorporated in Delaware, it is exposed to taxation not only in Ohio, but also in Delaware, where it conducts no business. Following payment of a one-time Ohio fee of $100,000 levied at the time of the Reincorporation, Worthington Ohio's aggregate state tax liabilities, based on present rates, will be approximately $120,000 per year less than that currently paid by the Company. See "Reasons for the Proposed Reincorporation" at page 15.



     The Reincorporation will also mean that the Company's corporate affairs will be governed by the Amended Articles of Incorporation and Code of Regulations of Worthington Ohio which are attached to this Proxy Statement as Annex A and Annex B, respectively, and are herein referred to as the "New Articles" and "New Regulations," respectively. The New Articles and New Regulations will carry over many of the provisions of the Company's Certificate of Incorporation (the "Present Charter") and By-Laws (the "Present By-Laws"), and will also add certain additional provisions more fully discussed below. Copies of the Present Charter and the Present By-Laws are available for inspection at the office of the Company at the address set forth on the cover page of this Proxy Statement and copies will be sent to shareholders upon written request.



     The following table briefly describes significant provisions of the DGCL and the Present Charter and Present By-Laws applicable to Worthington Delaware before the Reincorporation and significant provisions of the OGCL and the New Articles and New Regulations applicable to Worthington Ohio after the Reincorporation which are more fully described below and in "Certain Significant Differences Between the Organizational Documents of Worthington Delaware and Worthington Ohio" beginning at page 16 and "Comparison of Shareholders' Rights Under Delaware and Ohio Law" beginning at page 17.



                                                         PROVISIONS APPLICABLE TO
PROVISIONS APPLICABLE TO WORTHINGTON DELAWARE           WORTHINGTON OHIO AFTER THE
  BEFORE THE REINCORPORATION UNDER THE DGCL           REINCORPORATION UNDER THE OGCL
 AND THE PRESENT CHARTER AND PRESENT BY-LAWS     AND THE NEW ARTICLES AND NEW REGULATIONS
---------------------------------------------    ----------------------------------------
 1. Classified Board of Directors; directors   1. Classified Board of Directors; directors
   serve three-year terms                         serve three-year terms

 2. Advance notice of shareholder nominations  2. Advance notice of shareholder nominations
   for election to the Board of Directors         for election to the Board of Directors and
   required                                       of shareholder proposals relating to
                                                  business to be conducted at a meeting of
                                                  shareholders required

 3. Subject to rights of any holders of        3. Subject to rights of any holders of
   Preferred Shares, directors have sole          Preferred Shares, number of directors may
   authority to fix number of directors by        be determined by affirmative vote of
   affirmative vote of a majority of the          shareholders holding 75% of voting power
   whole authorized number of directors           or by affirmative vote of a majority of
                                                  the whole authorized number of directors

 4. Subject to rights of any holders of        4. Subject to rights of any holders of
   Preferred Shares, vacancies in Board of        Preferred Shares, vacancies in Board of
   Directors may be filled solely by a            Directors may be filled by a majority of
   majority of directors then in office           directors then in office or by
                                                  shareholders

                                                         PROVISIONS APPLICABLE TO
PROVISIONS APPLICABLE TO WORTHINGTON DELAWARE           WORTHINGTON OHIO AFTER THE
  BEFORE THE REINCORPORATION UNDER THE DGCL           REINCORPORATION UNDER THE OGCL
 AND THE PRESENT CHARTER AND PRESENT BY-LAWS     AND THE NEW ARTICLES AND NEW REGULATIONS
---------------------------------------------    ----------------------------------------
 5. Special meetings of shareholders may not   5. Special meetings of shareholders may be
   be called by shareholders                      called by persons holding at least 50% of
                                                  the voting power

 6. Present By-Laws may be amended by Board    6. New Regulations may be amended only by
   of Directors without shareholder action        shareholders

 7. Action may not be taken by shareholders    7. Action may not be taken by shareholders
   without a meeting                              without a meeting

 8. Shareholders have no right of cumulative   8. Shareholders have no right of cumulative
   voting in the election of directors            voting in the election of directors

 9. One-third of voting power constitutes      9. One-third of voting power constitutes
   quorum for shareholder meeting called by       quorum for shareholder meeting called by
   Board of Directors; otherwise, majority of     Board of Directors; otherwise, majority of
   voting power required for a quorum             voting power required for a quorum

10. Subject to rights of any holders of        10. Subject to rights of any holders of
    Preferred Shares, directors may be             Preferred Shares, directors may be
    removed by shareholders, with or without       removed by shareholders, with or without
    cause, by vote of holders of 75% of            cause, by vote of holders of 75% of
    voting power or for cause, by vote of          voting power or for cause, by vote of
    three-fourths of entire Board of               three- fourths of directors then in
    Directors                                      office

11. Article SIXTH of Present Charter requires  11. Article SEVENTH of New Articles requires
    affirmative vote of 75% of voting power        affirmative vote of 75% of voting power
    (and a majority of the voting power            (and a majority of the voting power
    excluding the 15% shareholder in               excluding the 15% shareholder in
    question) for approval of a business           question) for approval of a business
    combination with a 15% shareholder (other      combination with a 15% shareholder (other
    than certain grandfathered holders)            than certain grandfathered holders of
    unless also approved by three-fourths of       Delaware Common Shares) unless also
    whole authorized number of directors (as       approved by three-fourths of whole
    long as a majority of directors acting on      authorized number of directors (as long
    matter are "Continuing Directors")             as a majority of directors acting on
                                                   matter are "Continuing Directors")

12. Section 203 of DGCL prohibits business     12. Worthington Ohio has opted out of
    combinations between Worthington Delaware      coverage of Ohio Control Share
    and a 15% shareholder for a period of          Acquisition Statute and Ohio Merger
    three years after the shareholder becomes      Moratorium Statute
    such, unless certain conditions are
    satisfied

                                                         PROVISIONS APPLICABLE TO
PROVISIONS APPLICABLE TO WORTHINGTON DELAWARE           WORTHINGTON OHIO AFTER THE
  BEFORE THE REINCORPORATION UNDER THE DGCL           REINCORPORATION UNDER THE OGCL
 AND THE PRESENT CHARTER AND PRESENT BY-LAWS     AND THE NEW ARTICLES AND NEW REGULATIONS
---------------------------------------------    ----------------------------------------
13. Affirmative vote of holders of 75% of      13. Affirmative vote of holders of 75% of
    voting power required to adopt amendments      voting power required to adopt amendments
    to provisions of Present Charter               to provisions of New Articles addressing
    addressing classification of Board of          classification of Board of Directors,
    Directors, fixing of number of directors,      fixing of number of directors, advance
    advance notification of shareholder            notification of shareholder nominations,
    nominations, removal of directors and          removal of directors and filling of
    filling of vacancies, calling of special       vacancies, calling of special meetings of
    meetings of shareholders, requirement          shareholders, requirement that
    that shareholders take actions at a            shareholders take actions at a meeting,
    meeting, vote required for approval of         vote required for approval of business
    business combinations with 15%                 combinations with 15% shareholders (must
    shareholders (must also include                also include affirmative vote of majority
    affirmative vote of majority of voting         of voting power excluding 15%
    power excluding 15% shareholder), factors      shareholder), factors to be considered by
    to be considered by directors in               directors in evaluating significant
    evaluating significant corporate               corporate transactions and required vote
    transactions, elimination of director          for amendment of New Articles or New
    liability for monetary damages and             Regulations; otherwise, affirmative vote
    required vote for amendment of Present         of a majority of voting power required to
    Charter or Present By-Laws; otherwise,         adopt amendments to New Articles
    affirmative vote of a majority of voting
    power required to adopt amendments to
    Present Charter

14. Affirmative vote of holders of 75% of      14. Affirmative vote of holders of 75% of
    voting power required to adopt amendments      voting power required to adopt amendments
    to Present By-Laws                             to New Regulations unless three-fourths
                                                   of whole authorized number of directors
                                                   approves, in which case the required
                                                   affirmative vote is a majority of voting
                                                   power

15. Affirmative vote of not less than a        15. Affirmative vote of not less than a
    majority of voting power required to           majority of voting power required to
    approve mergers and consolidations,            approve mergers and consolidations,
    approve the dissolution of Worthington         approve the dissolution of Worthington
    Delaware, or approve the sale, lease or        Ohio, or approve the sale, lease,
    exchange of all or substantially all of        exchange, transfer or other disposition
    the assets of Worthington Delaware;            of all or substantially all of the assets
    however, if a 15% shareholder is               of Worthington Ohio; however, if a 15%
    involved, the required vote is as              shareholder is involved, the required
    described in Item 11 above                     vote is as described in Item 11 above

                                                         PROVISIONS APPLICABLE TO
PROVISIONS APPLICABLE TO WORTHINGTON DELAWARE           WORTHINGTON OHIO AFTER THE
  BEFORE THE REINCORPORATION UNDER THE DGCL           REINCORPORATION UNDER THE OGCL
 AND THE PRESENT CHARTER AND PRESENT BY-LAWS     AND THE NEW ARTICLES AND NEW REGULATIONS
---------------------------------------------    ----------------------------------------
16. Personal liability of directors for        16. Director not liable for monetary damages
    monetary damages for breach of fiduciary       unless proved by clear and convincing
    duty eliminated except in the instance of      evidence that action or failure to act
    (a) breach of duty of loyalty to               was undertaken with deliberate intent to
    Worthington Delaware or its shareholders,      cause injury to, or with reckless
    (b) acts or omissions not in good faith        disregard for the best interest of,
    or involving intentional misconduct or a       Worthington Ohio
    knowing violation of law, (c) the paying
    of a dividend or the approval of a stock
    repurchase illegal under the DGCL or (d)
    any transaction from which director
    derived improper personal benefit

17. Broad mandatory indemnification of         17. Broad mandatory indemnification of
    directors and officers consistent with         directors and officers consistent with
    DGCL                                           OGCL

18. Present Charter authorizes 150,000,000     18. New Articles authorize 150,000,000 Ohio
    Delaware Common Shares, and 1,000,000          Common Shares, 500,000 Class A Preferred
    shares of Preferred Stock, $1.00 par           Shares, without par value, and 500,000
    value                                          Class B Preferred Shares, without par
                                                   value


SIGNIFICANT CARRYOVER PROVISIONS


  Authorized Preferred Shares



     Under the Present Charter, Worthington Delaware is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Delaware Preferred Shares"). Under the New Articles, Worthington Ohio will be authorized to issue 500,000 Class A Preferred Shares, without par value, and 500,000 Class B Preferred Shares, without par value (collectively, the "Ohio Preferred Shares"). The Present Charter and the New Articles authorize the Boards of Directors of Worthington Delaware and Worthington Ohio, respectively, to issue the Preferred Shares in one or more series and to establish the designations, preferences and rights of each such series. The Board of Directors of Worthington Delaware may establish the voting rights of each series of Delaware Preferred Shares. The directors of Worthington Ohio have no such authority and, until changed by the shareholders, each Class A Preferred Share issued by Worthington Ohio will have one vote and each Class B Preferred Share issued by Worthington Ohio will have ten votes on each matter submitted to holders of Ohio Preferred Shares. See "Existing Charter Provisions With a Possible Anti-Takeover Effect -- Authorized Preferred Shares" at page 33.


  Classified Board; Shareholder Nominations


     Both the Present Charter and Present By-Laws and the New Articles and New Regulations provide for: (a) the classification of the Board of Directors into three classes of directors so that each director serves for three years, with one class being elected each year; and (b) the requirement that notice be given of shareholder nominations for election to the Board of Directors in advance of any meeting of shareholders called for the election of directors. These provisions may be viewed as having a possible anti-takeover effect. See "Existing Charter Provisions with a Possible Anti-Takeover Effect -- Classified Board" and "-- Procedures for Making Nominations" at pages 29 and 30, respectively.

  Amendment to Present Charter and New Articles; Amendment to Present By-Laws and New Regulations


     The Present Charter and the New Articles require the affirmative vote of not less than 75% of the voting power of Worthington Delaware or Worthington Ohio, respectively, in order to adopt amendments to the provisions of the Present Charter and of the New Articles governing the classification of the Board of Directors, the fixing of the number of directors, advance notification of shareholder nominations, the removal of directors and filling of vacancies, the required vote to approve business combinations with 15% shareholders (must also include affirmative vote of a majority of the voting power excluding the 15% shareholder in question), the factors to be considered by directors in evaluating significant corporate transactions, and the provisions of the Present Charter and Present By-Laws and the New Articles and New Regulations governing supermajority votes. A similar vote is required for the amendment of the provisions of the Present Charter governing the elimination of director liability for monetary damages. All other amendments to the Present Charter and the New Articles require the affirmative vote of a majority of the voting power of Worthington Delaware or Worthington Ohio, as appropriate. See "Comparison of Shareholders' Rights under Delaware and Ohio Law -- Amendment to Present Charter and New Articles" at page 17.



     The Present Charter authorizes the Board of Directors to amend the Present By-Laws and requires the affirmative vote of not less than 75% of the voting power of Worthington Delaware in order for shareholders to adopt an amendment to the Present By-Laws. The New Articles require the affirmative vote of 75% of the voting power of Worthington Ohio in order to adopt an amendment to the New Regulations, unless the amendment has been approved by three-fourths of the authorized number of directors, in which case the amendment must be approved by the affirmative vote of a majority of the voting power of Worthington Ohio. Under the OGCL, the directors of Worthington Ohio do not have the authority to amend the New Regulations. See "Certain Significant Differences Between the Organizational Documents of Worthington Delaware and Worthington
Ohio -- Amendment to Present By-Laws and New Regulations" at page 16.


  Special Vote for Business Combinations With 15% Shareholders


     Under the Present Charter and the New Articles, the affirmative vote of 75% of the voting power (and a majority of the voting power excluding the 15% shareholder in question) of Worthington Delaware or Worthington Ohio, as appropriate, is required for approval of mergers, business combinations and other similar transactions ("Business Combinations") with the holder of at least 15% of the voting shares of Worthington Delaware or Worthington Ohio, as appropriate, unless (a) the holder has been grandfathered under the applicable provisions of the Present Charter or New Articles or (b) the Business Combination has also been approved by three-fourths of the whole authorized number of directors and a majority of the directors acting on the matter are "Continuing Directors." See "Existing Charter Provisions with a Possible Anti-Takeover Effect -- Special Vote for Certain Business Combinations" at page 30.


  Constituencies Which May Be Considered By the Directors


     The Present Charter and the New Articles give directors broad discretion to consider a variety of constituencies in determining what is in the best interests of Worthington Delaware or Worthington Ohio, as appropriate, including employees, customers, suppliers and other constituents of the corporation and its subsidiaries and the communities in which the corporation and its subsidiaries operate or are located. See "Comparison of Director and Officer Liability and Indemnification Under Delaware and Ohio Law" at page 25.

  Cumulative Voting


     The shareholders of Worthington Delaware do not have, and the shareholders of Worthington Ohio will not have, the right of cumulative voting in the election of directors. See "Comparison of Shareholders' Rights Under Delaware and Ohio Law -- Cumulative Voting" at page 23.


  Removal of Directors and Filling of Vacancies


     Under the Present Charter and the New Articles, a director of Worthington Delaware or Worthington Ohio, as appropriate, may be removed from office prior to the expiration of such director's term by the shareholders, with or without cause, by the holders of 75% of the voting power or for cause, by three-fourths of the directors then in office. Both the Present Charter and the New Articles and Regulations provide that vacancies in the Board of Directors may be filled by a majority of the directors then in office. See "Existing Charter Provisions with a Possible Anti-Takeover Effect -- Removal of Directors and Filing of Vacancies" at page 32.


  Pre-emptive Rights


     Neither the shareholders of Worthington Delaware nor the shareholders of Worthington Ohio have pre-emptive rights. See "Comparison of Shareholders' Rights Under Delaware and Ohio Law -- Pre-emptive Rights" at page 25.


  Shareholders Must Take Actions at a Meeting


     The New Articles and the Present Charter do not permit actions to be taken by the shareholders without a meeting. As a result, shareholders would be assured of an opportunity to vote on matters coming before them at a duly called meeting preceded by delivery to them of a proxy statement describing the action proposed to be taken. See "Comparison of Shareholders' Rights Under Delaware and Ohio Law -- Shareholders Must Take Actions at a Meeting" at page 23.


  Quorum for Meetings of Shareholders


     The Present By-Laws and the New Regulations provide that the holders of one-third of the voting power of Worthington Delaware or Worthington Ohio, respectively, must be present in person or by proxy to constitute a quorum at a meeting of shareholders called by the Board of Directors. Otherwise, the holders of a majority of the voting power of Worthington Delaware or Worthington Ohio, as appropriate, must be present in order to constitute a quorum. See "Comparison of Shareholders' Rights Under Delaware and Ohio Law -- Quorum for Meetings of Shareholders" at page 23.


SIGNIFICANT CHANGES RESULTING FROM THE REINCORPORATION

     The significant changes which would result from the reincorporation of Worthington Delaware as an Ohio corporation are discussed in the paragraphs which follow.


     THE CHANGES DESCRIBED IN PARAGRAPHS l, 2 and 3 BELOW, MAY HAVE AN ANTI-TAKEOVER IMPACT AND MAY MAKE TENDER OFFERS, PROXY CONTESTS AND CERTAIN MERGERS MORE DIFFICULT. HOWEVER, THE INTENT OF THESE CHANGES IS NOT TO PREVENT OFFERS TO ACQUIRE WORTHINGTON OHIO FROM BEING MADE. RATHER, THESE CHANGES ARE DESIGNED TO ENCOURAGE POTENTIAL ACQUIRERS TO MAKE FINANCIALLY ATTRACTIVE NON-COERCIVE OFFERS AND TO NEGOTIATE DIRECTLY WITH THE BOARD OF DIRECTORS.


  1. Director Liability and Indemnification

     The Ohio corporation laws would provide the directors of Worthington Ohio with specific statutory direction to guide them in making decisions relating to matters affecting the interests of the corporation, including takeover proposals. These statutes codify the directors' common law duty of care and, in part, their common law duty of loyalty. In addition, a director of Worthington Ohio would be liable in damages for actions taken (or not taken) as a director only if the plaintiff proved by clear and convincing evidence that the director's action or failure to act was done with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Worthington Ohio. Each officer and director of Worthington Ohio would be entitled to advancement of litigation and similar expenses related to lawsuits or claims arising out of such person's service. The officers and directors of Worthington Ohio would also be entitled to a broad right of indemnification against not only expenses but also judgments, fines and amounts paid in settlement as long as their action or failure to act was not done with deliberate intent to cause injury to, or with reckless disregard for the best interest of, Worthington Ohio. See "Comparison of Director and Officer Liability and Indemnification Under Delaware and Ohio Law" at page 26.


     The Board of Directors may be deemed to have a conflict of interest in recommending the adoption of the Reincorporation Proposal by the shareholders because if the members of the Board of Directors of Worthington Ohio are sued in their capacity as Board members, they may be able to take advantage of the broad indemnification provisions of the New Regulations and the provisions of the OGCL limiting their liability for monetary damages. The Board of Directors of Worthington Delaware believes that a broad right of indemnification is necessary to encourage and retain capable persons to serve as corporate directors. The quality of a corporation's board of directors is a major factor in its long-term success and any steps which improve the capacity of a corporation to attract and retain the best possible directors is of considerable value to the shareholders. The Board of Directors also believes that a broad right of indemnification and limitations upon directors' liability for monetary damages are necessary to promote the desirable end that directors will vigorously resist what they consider unjustified suits and claims brought against them in their corporate capacities. At the same time, the Board of Directors believes that directors should not be completely immunized from personal liability resulting from certain breaches of their duties by means of overly broad indemnification and limitation of liability provisions. The indemnification provisions in the New Regulations and the limitation of liability provisions of the OGCL attempt to balance these competing concerns.

     The Board of Directors of Worthington Delaware believes that the indemnification provisions of the New Regulations are largely confirmatory of the existing Ohio law. The Board recognizes that, notwithstanding any provision in the New Regulations to the contrary, Worthington Ohio's ability to indemnify pursuant to the provisions of the New Regulations, or pursuant to any indemnification agreement, at all times would be subject to federal and state public policy limitations which may prevent indemnification. The Board believes that public policy would prevent indemnification for egregious intentional wrongdoing, such as self-dealing or willful fraud. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted under the indemnification provisions of the New Regulations, Worthington Delaware understands that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

     Worthington Delaware is not aware of any current or past indemnification or liability issues that will or could be presented to Worthington Ohio in the event the Reincorporation Proposal is consummated.

  2. Special Meetings

     Under the Present By-Laws, a special meeting of shareholders may be called by the Board of Directors. The Present By-Laws also authorize the Chairman of the Board or the President to call special meetings of the shareholders of Worthington Delaware. Under the New Regulations and consistent with the OGCL, a special meeting of shareholders may be called by the Board of Directors or by persons holding at least 50% of the voting shares of Worthington Ohio. In addition, consistent with the OGCL, the New Regulations authorize the Chairman of the Board, the

President (or the Vice President authorized to act in his absence, death or disability) and the Secretary to call special meetings of Worthington Ohio's shareholders. See "Comparison of Shareholders' Rights Under Delaware and Ohio Law -- Special Meetings" at page 22.


  3. Advance Notification of Shareholder Proposals Relating to Business to be Conducted at Meeting of Shareholders


     The Present By-Laws do not specifically address the requirement that shareholders provide advance notification of proposals relating to business to be conducted at a meeting of the shareholders. The New Regulations provide that a shareholder must give notice of any proposal relating to business to be conducted at a meeting of the shareholders in advance of such meeting. The advance notification requirement provides an orderly procedure for the notification of the Board of Directors of business that is to be presented at shareholders' meetings. This will enable the Board of Directors to plan such meetings and also, to the extent it deems it necessary or desirable, to inform the shareholders, prior to a shareholders' meeting, of any new business that will be presented at the meeting. The proposed procedure will, however, limit to some degree the ability of shareholders to initiate discussion at a shareholders' meeting and preclude the conducting of business at a particular meeting if the proper notice procedures have not been followed. See "Certain Significant Differences Between the Organizational Documents of Worthington Delaware and Worthington Ohio -- Advance Notification of Shareholder Proposals" at page 16.


  4. No Amendment of New Regulations by Directors


     The Present By-Laws may be amended by the Board of Directors without shareholder action. Consistent with the OGCL, the New Regulations may be amended only by the shareholders. See "Certain Significant Differences Between the Organizational Documents of Worthington Delaware and Worthington
Ohio -- Amendment to Present By-Laws and New Regulations" at page 16.



MANNER OF EFFECTING THE REINCORPORATION



     The following summary does not purport to be a complete description of the Reincorporation Proposal and is qualified in its entirety by reference to the New Articles, the New Regulations and the Agreement of Merger, dated as of August 20, 1998 (the "Merger Agreement"), by and between Worthington Delaware and Worthington Ohio, a copy of which is attached as Annex C.


     The proposed Reincorporation will be effected by merging Worthington Delaware with and into Worthington Ohio (the "Merger") pursuant to the terms of the Merger Agreement. At the Effective Time (as defined in the Merger Agreement), the separate corporate existence of Worthington Delaware will cease; Worthington Ohio will succeed to all the business, properties, assets and liabilities of Worthington Delaware and to Worthington Delaware's name; and the directors, officers and employees of Worthington Delaware will become directors, officers and employees of Worthington Ohio. Delaware Common Shares issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, be converted into an equal number of fully paid and non-assessable Ohio Common Shares. Each of the Ohio Common Shares will have the same terms as the Delaware Common Shares, subject to the differences arising by virtue of the differences between Delaware and Ohio law and between the provisions of the Present Charter and Present By-Laws and the New Articles and New Regulations.

     From and after the Effective Time, each holder of a certificate representing Delaware Common Shares (a "Delaware Certificate") will be deemed for all purposes to be the holder of the number of Ohio Common Shares into which the Delaware Common Shares represented by such holder's Delaware Certificate(s) have been converted. Such Delaware Certificates will continue to represent Ohio Common Shares and need not be surrendered for certificates representing Ohio Common Shares. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF WORTHINGTON

DELAWARE TO SURRENDER THEIR DELAWARE CERTIFICATES FOR CERTIFICATES REPRESENTING OHIO COMMON SHARES, ALTHOUGH THEY MAY DO SO IF THEY WISH. Each holder of a Delaware Certificate outstanding immediately prior to the Effective Time will receive upon surrender of his Delaware Certificate for cancellation, a new certificate representing the same number of Ohio Common Shares.

     Approval of the Reincorporation Proposal will not result in any change in the name, business, management, location of the principal executive offices or other facilities, capitalization, assets or liabilities of the Company. The Ohio Common Shares will continue to be traded without interruption on The Nasdaq National Market. Worthington Delaware's Stock Option and Long-Term Incentive Plans will be continued by Worthington Ohio and each outstanding option issued pursuant thereto will automatically be converted into an option to purchase the same number of Ohio Common Shares at the same option price per share and upon the same terms and subject to the same conditions as set forth in such plans. Worthington Delaware's other employee benefit plans and arrangements will also be continued by Worthington Ohio upon the same terms and subject to the same conditions. Worthington Ohio will also assume all of the obligations of Worthington Delaware under (a) the Indenture, dated as of May 15, 1996, as supplemented, of Worthington Delaware to PNC Bank, Ohio, National Association, as Trustee, and the Notes issued thereunder; and (b) the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the "DRIP").

     It is anticipated that the Merger will become effective as soon as practicable following shareholder approval. However, the Merger Agreement provides that the Merger may be abandoned by the Board of Directors of Worthington Delaware prior to the Effective Time, either before or after shareholder approval, if the Board determines that such abandonment is in the best interests of Worthington Delaware. The Board of Directors has made no determination as to any circumstances which may prompt a decision to abandon the proposed Reincorporation. In addition, the Merger Agreement may be amended prior to the Effective Time, either before or after shareholder approval, provided that the Merger Agreement may not be amended after shareholder approval if such amendment would (i) alter or change the number or kind of shares or other property to be received by shareholders of Worthington Delaware in the Merger,
(ii) alter or change any term of the New Articles or the New Regulations, or
(iii) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders of Worthington Delaware.

     SINCE THE DELAWARE COMMON SHARES WERE DESIGNATED AS A NASDAQ NATIONAL MARKET SECURITY ON THE RECORD DATE, SHAREHOLDERS OF WORTHINGTON DELAWARE WHO DO NOT VOTE IN FAVOR OF THE REINCORPORATION PROPOSAL WILL NOT BE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE REINCORPORATION PROPOSAL.

                    REASONS FOR THE PROPOSED REINCORPORATION

     A major reason for incorporation under Ohio law is that the overall state tax liability should decrease. Because Worthington Delaware incorporated in Delaware, it is exposed to taxation not only in Ohio, but also in Delaware, where it conducts no business. Following payment of a one-time Ohio fee of $100,000, paid to the Ohio Secretary of State at the time of the filing of the New Articles, Worthington Ohio's overall state tax liability, based on present rates, will be approximately $120,000 per year less than that currently paid by Worthington Delaware.

     Another major reason for incorporation under Ohio law is that by expressly broadening the scope of judgment and discretion which may be exercised by them, it affords directors of Ohio corporations a better environment than does Delaware in which to perform their duties. Both Ohio and Delaware law require directors in the performance of their duties to be careful and disinterested and to act in good faith, following appropriate consideration, in the best interests of the corporation and its shareholders. Ohio law, however, addresses the specifics of the obligations of directors more clearly than does Delaware in several very important areas. For example, it provides explicit guidelines regarding the types of considerations which are appropriate in corporate governance generally and, in particular, in the evaluation of efforts to take over control. It also provides that a person challenging the actions of directors, including actions involving a change in control, has the burden of proving by clear and convincing evidence that the directors have acted with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. The Ohio statutes also provide that in most cases directors may be assured of the advancement of funds to them by their corporation in connection with their defense of litigation in which they are involved by reason of the performance of their duties as directors. These provisions are believed by the Board of Directors of Worthington Delaware to be of value to the shareholders by providing a greater degree of assurance to a director regarding the range of discretion and judgment which such director may exercise. The advantages and disadvantages of the provisions of the OGCL and the New Regulations governing indemnification and limitations upon directors' liability for monetary damages are more fully discussed in "Significant Changes Resulting from the Reincorporation -- Director Liability and Indemnification" at page 12.


     Approval of the Reincorporation Proposal would also make available to the shareholders the greater substantive rights and protections provided to shareholders by the OGCL. For example, under the OGCL, only shareholders have the authority to adopt, amend or repeal the corporation's regulations. Moreover, under the OGCL, shareholders having 50% of the voting power are guaranteed the right to call a special meeting of shareholders and shareholders are guaranteed the right to fix the number of directors and fill vacancies in the Board of Directors.

    CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE ORGANIZATIONAL DOCUMENTS OF
                   WORTHINGTON DELAWARE AND WORTHINGTON OHIO

     The New Articles and New Regulations differ from the Present Charter and Present By-Laws in several significant respects. The most important of these differences are described below.

AMENDMENT TO PRESENT BY-LAWS AND NEW REGULATIONS

     The by-laws of a Delaware corporation may be amended by the shareholders and, if the certificate of incorporation so provides, by the Board of Directors. The Present Charter provides that the Board may make, repeal, alter, amend and rescind the Present By-Laws without shareholder action, except so far as by-laws adopted by the shareholders otherwise provide. The Present Charter requires the affirmative vote of 75% of the voting power to approve an amendment, alteration, repeal or rescission of the Present By-Laws if such amendment, alteration, repeal or rescission is to be adopted by the shareholders rather than by the Board of Directors.

     The regulations of an Ohio corporation may be amended only by the corporation's shareholders. The New Articles require the affirmative vote of 75% of the voting power to approve an amendment, alteration, change or repeal of the New Regulations unless it has been approved by three-fourths of the authorized number of directors, in which case the required affirmative vote is a majority of the voting power.


ADVANCE NOTIFICATION OF SHAREHOLDER PROPOSALS


     The Present By-Laws do not specifically address the requirement that shareholders provide advance notification of proposals relating to business to be conducted at a meeting of the shareholders. The New Regulations provide that a shareholder must give advance notice of any proposal relating to business to be conducted at a meeting. To be timely, a shareholder's notice must be received at the principal executive offices of Worthington Ohio not less than 30 days prior to the meeting; provided, however, that if less than 40 days' notice of the meeting is given or made to the shareholders, such notice must be so received not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed. The shareholder's notice must set forth in writing as to each matter the shareholder proposes to bring before the meeting: (1) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting;
(2) the name and address, as they appear on Worthington Ohio's books, of the shareholder of record proposing such business; (3) the class and number of shares of Worthington Ohio that are beneficially owned by such shareholder; and
(4) any material interest of the shareholder in such proposal. A shareholder will also be required to comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder governing shareholder proposals. The determination as to whether the notice provisions have been met will be made by the presiding officer at the meeting. This provision applies only to new business and not to other reports of officers, directors, or committees of the Board of Directors.


     The federal proxy rules specify what constitutes timely submission for a shareholder proposal to be included in the proxy statement. Such rules also specify when a shareholder proposal, for which inclusion in the proxy statement has not been sought, must be submitted or management proxies will be entitled to use their discretionary voting authority should such proposal then be raised. The advance notification requirements of the New Regulations are intended to further an orderly procedure for the notification of the Board of Directors of business that is to be presented at shareholders' meetings. This will enable the Board of Directors to plan such meetings and also, to the extent it deems it necessary or desirable, to inform the shareholders, prior to a shareholders' meeting, of any new business that will be presented at the meeting. The Board of Directors will also be able to make a recommendation or statement of its position to enable the shareholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of any such business. The proposed provision does not give the Board of Directors any power to approve or disapprove the business that shareholders desire to be conducted at the meeting, but it does provide for a more orderly procedure for conducting the meeting.

     The proposed procedure may limit to some degree the ability of shareholders to initiate discussion at a shareholders' meeting. It will also preclude the conducting of business at a particular meeting if the proper notice procedures have not been followed. This will also have the effect of discouraging belated attempts by third-parties to begin ill-considered, disruptive discussions at a shareholders' meeting. Nothing in the proposed procedure precludes discussion by any shareholder of any business properly brought before a shareholders' meeting.

         COMPARISON OF SHAREHOLDERS' RIGHTS UNDER DELAWARE AND OHIO LAW

     The rights of shareholders of Worthington Ohio will be governed by the OGCL rather than the DGCL. The OGCL and the DGCL differ in a number of respects, and it is not practical to summarize all of such differences here. However, the following is a summary of certain significant differences between the provisions of these laws as they might affect the rights and interests of shareholders of Worthington Delaware, based on the provisions contained in the New Articles and New Regulations.

AMENDMENT TO PRESENT CHARTER AND NEW ARTICLES

     Under the DGCL, the directors of a corporation must adopt a resolution setting forth a proposed amendment to the corporation's certificate of incorporation, declaring its advisability and either calling a special meeting of the shareholders entitled to vote thereon to consider the proposed amendment or directing that the proposed amendment be considered at the next annual meeting of shareholders. An amendment must be adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, or by a greater vote as provided in the certificate of incorporation. The Present Charter requires the affirmative vote of the holders of 75% of the voting power of Worthington Delaware in respect of the proposed amendment of the provisions addressing the classification of the Board of Directors, the fixing of the number of directors, the advance notification of shareholder nominations, the removal of directors and the filling of vacancies, the calling of special meetings of the shareholders, the requirement that shareholders take actions at a meeting, the vote required for approval of business combinations with 15% shareholders (must also include the affirmative vote of a majority of the voting power excluding the 15% shareholder in question), the factors to be considered by the directors in evaluating significant corporate transactions, the elimination of director liability for monetary damages and the required vote for the amendment of the Present Charter or Present By-Laws. Other amendments must be approved by the affirmative vote of the holders of a majority of the voting power.

     Under the OGCL, an amendment to the articles must be adopted by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation on the proposal, or a different proportion but not less than a majority of the voting power, as provided in the articles. The New Articles require the affirmative vote of the holders of 75% of the voting power of Worthington Ohio in respect of the proposed amendment of the provisions addressing the classification of the Board of Directors, the fixing of the number of directors, the advance notification of shareholder nominations, the removal of directors and the filing of vacancies, the calling of special meetings of shareholders, the requirement that shareholders take actions at a meeting, the vote required for approval of business combinations with 15% shareholders (must also include the affirmative vote of a majority of the voting power excluding the 15% shareholder in question), the factors to be considered by the directors in evaluating significant corporate transactions and the required vote for the amendment of the New Articles and the New Regulations. Other amendments must be approved by the affirmative vote of the holders of a majority of the voting power.

MERGERS AND CONSOLIDATIONS

     Under the DGCL, an agreement of merger or consolidation must be approved and declared advisable by the directors of each constituent corporation and adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, or by a greater vote as provided in the certificate of incorporation. The Present Charter requires the affirmative vote of the holders of 75% of the voting power of Worthington Delaware (and a majority of the voting power excluding the 15% shareholder) if the merger or consolidation involves a 15% shareholder of Worthington Delaware, unless (a) the holder has been grandfathered under the Present Charter or (b) the merger or consolidation has been approved by three-fourths of the authorized number of directors. Otherwise, the required vote will be a majority of the voting power. Under the DGCL, the separate vote of any class of shares is not required. Additionally, the DGCL provides that, unless its certificate of incorporation provides otherwise, no vote of the shareholders of the surviving corporation is required to approve a merger if (i) the agreement of merger does not amend in any respect the corporation's certificate of incorporation, (ii) each share outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and (iii) the number of common shares of the surviving corporation to be issued in the merger plus the number of common shares into which any other securities to be issued in the merger are initially convertible does not exceed 20% of its common shares outstanding immediately prior to the effective date of the merger. Under the DGCL, the merger of a 90%-owned subsidiary into its parent corporation need only be approved by the board of directors of the parent corporation.

     Under the OGCL, an agreement of merger or consolidation must be approved by the directors of each constituent corporation and adopted by the shareholders of each constituent Ohio corporation (other than the surviving corporation in the case of a merger) holding at least two-thirds of the corporation's voting power, or a different proportion but not less than a majority of the voting power, as provided in the articles. The New Articles require the affirmative vote of the holders of 75% of the voting power of Worthington Ohio (and a majority of the voting power excluding the 15% shareholder) if the merger or consolidation involves a 15% shareholder of Worthington Ohio, unless (a) the holder has been grandfathered under the New Articles or (b) the merger or consolidation has been approved by three-fourths of the authorized number of directors. Otherwise, the required vote will be a majority of the voting power. In the case of a merger, the agreement must also be adopted by the shareholders of the surviving corporation by similar vote, if one or more of the following conditions exist:
(a) the articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation; (b) the agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders or by the holders of a particular class of shares of that corporation; (c) the merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of such number of shares of the surviving corporation as will entitle the holders of the shares immediately after the consummation of the merger to exercise one-sixth or more of the voting power of that corporation in the election of directors; or (d) the agreement of merger makes such change in the directors of the surviving corporation as would otherwise require action by the shareholders or by the holders of a particular class of shares of that corporation. Under the OGCL, the merger of a 90%-owned subsidiary into its parent corporation need only be approved by the board of directors of each constituent Ohio corporation.

OTHER CORPORATE TRANSACTIONS

     The DGCL does not require shareholder approval in the case of combinations and majority share acquisitions, and provides for a majority vote on the disposition of all or substantially all of a corporation's assets and on dissolutions, unless a greater vote is provided for in the certificate of incorporation. The Present Charter requires the affirmative vote of the holders of 75% of the voting power of Worthington Delaware (and a majority of the voting power excluding the 15% shareholder in question) if the transaction involves a non-grandfathered 15% shareholder of Worthington Delaware and has not been approved by three-fourths of the authorized number of directors. Otherwise, the required vote will be a majority of the voting power.

     Subject to certain exceptions, under the OGCL, the approval of two-thirds of the voting power of the corporation, or a different proportion (not less than a majority of the corporation's voting power) as provided in the articles, is required for (i) the consummation of combinations and majority share acquisitions involving the transfer or issuance by the acquiring corporation of such number of shares as would entitle the holders thereof to exercise at least one-sixth of the voting power of such corporation in the election of directors immediately after the consummation of such transaction, (ii) the disposition of all or substantially all of the corporation's assets other than in the regular course of business and (iii) voluntary dissolutions. The New Articles requires the affirmative vote of the holders of 75% of the voting power of Worthington Ohio (and a majority of the voting power excluding the 15% shareholder in question) if the transaction involves a non-grandfathered 15% shareholder of Worthington Ohio and has not been approved by three-fourths of the authorized number of directors. Otherwise, the required vote will be a majority of the voting power.

ANTI-TAKEOVER STATUTES

     Section 203 of the DGCL, designed primarily to regulate the second step of a two-tiered takeover attempt, applies to a broad range of "business combinations" between a Delaware corporation, such as Worthington Delaware, and an "interested shareholder". That Section defines a "business combination" as including mergers, consolidations, sales and other dispositions of 10% or more of the assets, issuances of stock and almost any related party transaction. An

"interested shareholder" is defined to include any person (other than the corporation or any of its majority-owned subsidiaries) who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. Delaware law prohibits a corporation from engaging in a business combination with an interested shareholder for a period of three years following the time that the shareholder became an interested shareholder, unless (a) the board of directors approved either the business combination or the transaction which resulted in the shareholder's becoming an interested shareholder before the person became an interested shareholder; (b) upon consummation of the transaction which resulted in the shareholder's becoming an interested shareholder, such shareholder owned at least 85% of the voting stock outstanding when the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers of the corporation and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) the board of directors approved the business combination at or after the time the shareholder became an interested shareholder and the business combination was approved by at least 66 2/3% of the outstanding voting stock not owned by such shareholder at a meeting of the shareholders. Worthington Delaware has not taken any action to opt out of the restrictions contained in Delaware's business combination law.

     Under the OGCL, unless the corporation's articles or regulations otherwise provide, any "control share acquisition" of an "issuing public corporation" may be made only with the prior authorization of its shareholders in accordance with the Ohio Control Share Acquisition Statute. Worthington Ohio qualifies as an issuing public corporation.

     Section 1701.831 of the OGCL (the "Ohio Control Share Acquisition Statute") requires shareholder approval of any proposed "control share acquisition" of Worthington Ohio. A "control share acquisition" is the acquisition, directly or indirectly, by any person (including any individual, partnership, corporation, limited liability company, society, association or two or more persons having a joint or common interest) of shares of a corporation that, when added to all other shares of the corporation that may be voted, directly or indirectly, by the acquiring person, would entitle such person to exercise or direct the exercise of one-fifth or more (but less than one-third) of the voting power of the corporation in the election of directors or one-third or more (but less than a majority) of such voting power or a majority or more of such voting power. The control share acquisition must be approved in advance by the holders of at least a majority of the outstanding voting shares represented at a meeting at which a quorum is present and by the holders of a majority of the portion of the outstanding voting shares represented at such a meeting excluding the voting shares owned by the acquiring shareholder and certain "interested shares," including shares owned by officers elected or appointed by the directors of Worthington Ohio and by directors of Worthington Ohio who are also employees of Worthington Ohio. "Interested shares" also include those shares acquired by a person or group between the date of the first public disclosure of a proposed control share acquisition or change-in-control transaction and the record date of the special meeting of shareholders to be held pursuant to the Ohio Control Share Acquisition Statute. Shares acquired during that period by a person or group will be deemed "interested shares" only if (i) the amount paid for the shares by such person or group exceeds $250,000 or (ii) the number of shares acquired by such person or group exceeds 1/2 of 1% of the outstanding voting shares.

     Pursuant to Section 6.02 of the New Regulations, Worthington Ohio has opted out of the Ohio Control Share Acquisition Statute. The acquisition of even a small number of shares would require shareholder approval if such acquisition would cause an existing shareholder to increase his holdings to any of the levels contemplated by the Ohio Control Share Acquisition Statute. Although its stated purpose is to give shareholders of Ohio corporations a reasonable opportunity to express their views on a proposed shift in control (thereby reducing the coercion inherent in an unfriendly takeover), the Ohio Control Share Acquisition Statute applies not only to tradi-tional tender offers but also to open market purchases, privately-negotiated transactions and original issuances by an Ohio corporation, whether friendly or unfriendly. The procedural requirements of the Ohio Control Share Acquisition Statute could render approval of any control share acquisition difficult, if not impossible, in that a majority of the voting power of Worthington Ohio, excluding "interested shares," must be voted in favor of the acquisition. The Board of Directors believes that it is in the best interests of Worthington Ohio and its shareholders that Worthington Ohio have the flexibility to engage in privately-negotiated transactions that might otherwise be precluded if the Ohio Control Share Acquisition Statute applied to Worthington Ohio.

     Unless the corporation's articles otherwise provide, Chapter 1704 of the OGCL (the "Merger Moratorium Statute") prohibits an Ohio corporation that is a reporting company under the Exchange Act (Worthington Ohio will be such a reporting company) from engaging in a wide range of business combinations and other transactions (including mergers, consolidations, asset sales and other dispositions of assets, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) with a person that owns, alone or with others, shares representing at least 10% of the voting power of the corporation (an "MMS Interested Shareholder") for a period of three years after such person becomes an MMS Interested Shareholder unless, prior to the date that the MMS Interested Shareholder became such, the directors approved either the transaction or the acquisition of the corporation's shares that resulted in the person's becoming an MMS Interested Shareholder. Following the three-year moratorium period, the corporation may engage in covered transactions with an MMS Interested Shareholder only if, among other things, (i) the transaction receives the approval of the holders of two-thirds of all the voting shares (or such other proportion as provided in the articles) and the approval of the holders of a majority of the voting shares held by persons other than an MMS Interested Shareholder and its affiliates or associates or (ii) the remaining shareholders receive an amount for their shares equal to the higher of the highest amount paid in the past by the MMS Interested Shareholder for the corporation's shares or the amount that would be due the shareholders if the corporation were to dissolve. Among other differences, unlike Delaware, Ohio does not include an exception to the three-year moratorium on transactions with a significant shareholder in circumstances in which the significant shareholder acquires more than 85% of the outstanding shares of a corporation in a transaction that results in the significant shareholder becoming an MMS Interested Shareholder, and Ohio does not permit the directors or shareholders to approve a transaction during the three-year merger moratorium period.

     Pursuant to Article ELEVENTH of the New Articles, Worthington Ohio has opted out of the Merger Moratorium Statute. Although the Merger Moratorium Statute is designed to prevent many of the self-dealing activities that often accompany highly-leveraged acquisitions by prohibiting an MMS Interested Shareholder from using the corporation or its assets or shares for his special benefit, it also presents a myriad of potential pitfalls for unwary shareholders. Close attention to the impact of common corporate actions, such as the grant of employee stock options and loans to MMS Interested Shareholders in the ordinary course of business, is necessary to determine whether such actions are encompassed by the Merger Moratorium Statute. As noted above, John H. McConnell is the beneficial owner of 16.8% of the outstanding Delaware Common Shares and would become an MMS Interested Shareholder of Worthington Ohio upon consummation of the Reincorporation. The Board of Directors believes that Worthington Ohio should have the flexibility to enter into transactions with Mr. McConnell and other persons who may become MMS Interested Shareholders in the ordinary course of the business of Worthington Ohio.

     The Board of Directors of Worthington Delaware believes that the threat to Worthington Ohio from unfriendly takeovers will be minimized by the concentration of a significant number of Worthington Ohio Common Shares in the officers and directors of Worthington Ohio and by the supermajority voting requirements of Article SEVENTH of the New Articles. For the reasons discussed above, the Board believes that the additional protection from unfriendly takeovers afforded by the Ohio Control Share Acquisition Statute and the Merger Moratorium Statute is currently outweighed by the procedural complications and the obstacles to friendly transactions created by those Statutes. Accordingly, the New Articles and the New Regulations provide that those Statutes do not apply to Worthington Ohio.

     Section 1707.041 of the Ohio Revised Code provides in part that no offeror may make a control bid pursuant to a tender offer or a request or invitation for tenders unless, before the offeror commences a control bid, it files with the Ohio Division of Securities (the "Securities Division") and the target company certain information in respect of the offeror, his ownership of Worthington Ohio's shares, the source and amount of funds used or to be used in acquiring shares of Worthington Ohio, and his plans for Worthington Ohio (including, among other things, plans to terminate employee benefit plans, close any plant or facility, or reduce the work force). If the Securities Division determines that the offeror's disclosures are inadequate, it must act within five calendar days from the date of the offeror's filing to issue a suspension order. If a bid is suspended, a hearing must be held within ten calendar days from the date of the Securities Division's suspension order. The hearing procedure must be completed no later than fourteen calendar days after the date on which the suspension was imposed. A control bid is the purchase of or offer to purchase any equity security of Worthington Ohio from a resident of Ohio if (i) after the purchase of such security, the offeror would directly or indirectly be the beneficial owner of more than 10% of any class of the issued and outstanding equity securities of Worthington Ohio or (ii) the offeror is Worthington Ohio, there is a pending control bid by a person other than Worthington Ohio, and the number of the issued and outstanding shares of Worthington Ohio would be reduced by more than 10%. Section 1707.041 does not apply when the offeror or the target company is a public utility, a public utility holding company, a bank, a bank holding company or a savings and loan holding company and the control bid is subject to approval by the appropriate federal regulatory agency or when the offer is made to not more than 50 persons.

     Unless the corporation's articles or regulations otherwise provide, Section 1707.043 of the Ohio Revised Code (the "Profit Recovery Statute") permits an Ohio corporation to recover any profit realized from the disposition of equity securities of the corporation by a person or group who made a proposal to acquire control of the corporation within eighteen months before the disposition of the equity securities. Certain profits are not recoverable pursuant to the Profit Recovery Statute, including profits that do not exceed $250,000 in the aggregate, profits with respect to securities that were acquired prior to April 11, 1990 or more than eighteen months prior to the date on which the acquisition proposal was made, and profits realized by a person or group that establishes in court that its motives were not manipulative. Neither the New Articles nor the New Regulations provide that the Profit Recovery Statute will not apply to Worthington Ohio and its equity securities.

SPECIAL MEETINGS

     Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. Under the Present By-Laws, a special meeting of shareholders of Worthington Delaware may be called by the Board of Directors, the Chairman of the Board or the President.

     Under the OGCL, persons who may call a special meeting of shareholders include the chairman of the board, the president, or, in case of the president's absence, death, or disability, the vice president authorized to exercise the authority of the president; the directors by action at a meeting or a majority of the directors acting without a meeting; persons holding 25% or more of the voting power of all shares entitled to vote, unless the articles or regulations specify a smaller or larger portion, but not more than 50%; or such other officers or persons as the articles or regulations may authorize. The New Regulations, in addition to authorizing the Chairman of the Board, the President (or, in the event of his absence, death or disability, the Vice President authorized to exercise the authority of the President), the Secretary or the Board of Directors to call a special meeting of shareholders, authorize a special meeting of shareholders to be called by persons holding at least 50% of all shares outstanding and entitled to vote thereat.

SHAREHOLDERS MUST TAKE ACTIONS AT A MEETING

     Under the DGCL, unless the certificate of incorporation provides otherwise, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without such meeting, and without prior notice and without a vote, by written consent of the holders of shares of outstanding stock having the votes necessary to authorize or take such an action at a meeting at which all shares entitled to vote thereon were present and voted. The Present Charter provides that actions may not be taken by the shareholders of Worthington Delaware without a meeting.


     Under the OGCL, unless the articles or regulations prohibit the authorization or taking of any action of the shareholders without a meeting, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without such meeting by the written approval of all the shareholders entitled to notice of such meeting. The New Articles provide that actions may not be taken by the shareholders of Worthington Ohio without a meeting.


QUORUM FOR MEETINGS OF SHAREHOLDERS

     Under the DGCL, the certificate of incorporation or by-laws may specify the number of shares and/or the amount of other securities having voting power the holders of which must be present or represented by proxy at any meeting in order to constitute a quorum for the transaction of any business. However, in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of such a specification, a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum. The Present By-Laws provide that the holders of one-third of the voting power of Worthington Delaware must be present in person or by proxy to constitute a quorum at a meeting of shareholders called by the Board of Directors. Otherwise, the holders of a majority of the voting power of Worthington Delaware must be present in order to constitute a quorum.

     Under the OGCL, unless the articles or regulations otherwise provide, the shareholders present in person or by proxy at any meeting of shareholders will constitute a quorum. The New Regulations provide that the holders of one-third of the voting power of Worthington Ohio must be present in person or by proxy to constitute a quorum at a meeting of shareholders called by the Board of Directors. Otherwise, the holders of a majority of the voting power of Worthington Ohio must be present in order to constitute a quorum.

CUMULATIVE VOTING

     Where cumulative voting is permitted, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all his votes for a single candidate or distribute such votes among two or more candidates. Under the DGCL, cumulative voting is permitted only if it is provided for in the certificate of incorporation. The Present Charter does not provide for cumulative voting.

     Under the OGCL, unless specifically eliminated by an amendment to the corporation's articles, or in the case of a merger, in the constituent corporations' agreement of merger, cumulative voting in the election of directors is mandatory if written notice is given by any shareholder to the president, a vice president or the secretary of the corporation, not less than 48 hours before a meeting held for the purpose of electing directors (if the meeting notice has been given at least 10 days prior thereto, and otherwise not less than 24 hours before the meeting), that the shareholder desires that the vote for the election of directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice. The Merger

Agreement provides that at and after the Effective Time, no shareholders of Worthington Ohio will be entitled to vote cumulatively in the election of directors of Worthington Ohio and Article THIRTEENTH of the New Articles pursuant to the Merger Agreement also expressly eliminates cumulative voting. SUBJECT TO THE PROVISIONS OF THE NEW ARTICLES GOVERNING THE REMOVAL OF DIRECTORS BY THE SHAREHOLDERS, AN EFFECT OF THE ELIMINATION OF CUMULATIVE VOTING WOULD BE BOTH TO (A) PERMIT A MAJORITY OF A QUORUM OF THE VOTING POWER IN THE ELECTION OR REMOVAL OF DIRECTORS TO ELECT OR REMOVE EVERY DIRECTOR; AND (B) PRECLUDE A MINORITY OF A QUORUM OF THE VOTING POWER IN THE ELECTION OR REMOVAL OF DIRECTORS FROM ELECTING OR PREVENTING THE REMOVAL OF ANY DIRECTOR. However, the elimination of cumulative voting for the shareholders of Worthington Ohio as an Ohio corporation does not represent any substantive change in the voting rights of the shareholders of Worthington Delaware as a Delaware corporation.

CLASS VOTING

     The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation which adversely affect the holders of such classes or which increase or decrease the aggregate number of authorized shares or the par value of the shares of any such classes. Under the OGCL, holders of a particular class of shares are entitled to vote as a separate class if the rights of such class are affected by mergers, consolidations or amendments to the articles.

APPRAISAL RIGHTS

     Under the DGCL, appraisal rights are available only in connection with statutory mergers or consolidations. Even in such cases, unless the certificate of incorporation otherwise provides (and the Present Charter does not so provide), the DGCL does not recognize dissenters' rights for any class or series of stock which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders except that appraisal rights are available for holders of stock who, by the terms of the agreement of merger or consolidation, are required to accept anything except (i) shares of the corporation surviving or resulting from the merger or consolidation, (ii) shares of any other corporation which at the effective time of the merger or consolidation are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders,
(iii) cash in lieu of fractional shares described in the foregoing clauses (i) and (ii), or (iv) any combination of shares and cash in lieu of fractional shares described in the foregoing clauses (i), (ii) or (iii).

     Under the OGCL, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with amendments to its articles which change the rights of shareholders in a substantially prejudicial manner. In addition, shareholders of an Ohio corporation being merged or consolidated into a new corporation are also entitled to appraisal rights. Shareholders of an acquiring corporation are entitled to appraisal rights in a merger, combination or majority share acquisition in which such shareholders are entitled to voting rights.

DIVIDENDS

     A Delaware corporation may pay dividends out of any surplus and, if it has no surplus, out of any net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets.

     An Ohio corporation may pay dividends in an amount which does not exceed the combination of the surplus of the corporation and the difference between (a) the reduction in surplus that results from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 ("SFAS No. 106") issued by the Financial Accounting Standards Board and (b) the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend or distribution if the corporation had elected to amortize its recognition of the transition obligation under SFAS No. 106. No dividend may be paid to the holders of shares of any class in violation of the rights of the holders of shares of any other class, or when a corporation is insolvent or there is reasonable ground to believe that by such payment it would be rendered insolvent. An Ohio corporation must notify its shareholders if a dividend is paid out of capital surplus.

REPURCHASES

     Under the DGCL, a corporation may repurchase its common shares out of capital if no preferred shares are outstanding, the common shares will be retired upon their acquisition and the capital of the corporation will be reduced in accordance with the applicable provisions of the DGCL. Otherwise, common shares are to be purchased out of surplus.

     Under the OGCL, a corporation may repurchase its own shares if authorized to do so by its articles or under certain other circumstances but may not do so if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if the corporation is insolvent or would be rendered insolvent by such a purchase. Article FIFTH of the New Articles permits Worthington Ohio to repurchase shares to the extent permitted by law.

PRE-EMPTIVE RIGHTS

     Under the DGCL, shareholders have no pre-emptive rights unless such rights are expressly granted to them by the certificate of incorporation. The Present Charter does not grant pre-emptive rights to the shareholders of Worthington Delaware.

     With few exceptions, the OGCL grants pre-emptive rights to shareholders of an Ohio corporation, unless specifically denied in the articles. The New Articles specifically deny pre-emptive rights to shareholders of Worthington Ohio.

REVOCABILITY OF PROXIES

     Under the DGCL, a duly executed proxy is irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest. Under the OGCL, a duly executed proxy is revocable unless such appointment is coupled with an interest, except that proxies given in connection with the shareholder authorization of a control share acquisition are revocable at all times prior to the obtaining of such shareholder authorization, whether or not coupled with an interest.

COMPARISON OF DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION UNDER DELAWARE AND OHIO LAW

  Delaware


     Section 102(b)(7) of the DGCL permits a Delaware corporation to limit or eliminate a director's personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except in the instance of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the payment of a dividend or the approving of a stock repurchase or redemption which is illegal under the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. Article FIFTH of the


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Present Charter eliminates the personal liability of the directors of
Worthington Delaware to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, directors, officers and other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a present or former officer or director of the corporation is successful on the merits or otherwise in defense of any action, suit or proceeding, including derivative actions, brought against such person or in defense of any claim, issue or matter asserted in any such proceeding, indemnification for expenses (including attorneys' fees) is mandated by the DGCL. Advancement of such expenses (i.e., payment prior to a determination on the merits) incurred by a director or officer is permissive only and such person must repay such expenses if it is ultimately determined that such person is not entitled to indemnification. Section 145 of the DGCL states that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.


     The Present By-Laws provide for broader indemnification than specifically afforded by Section 145 of the DGCL and require that any officer or director of Worthington Delaware made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Worthington Delaware or of any entity which such person served as such at the request of Worthington Delaware, be indemnified by Worthington Delaware against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of Worthington Delaware, and, with respect to any criminal action or proceeding, had no reason to believe the conduct was unlawful. Court approval is required before there can be any indemnification where the person seeking indemnification has been found liable for gross negligence or intentional misconduct in the performance of such person's duty to Worthington Delaware. The Present By-Laws cite a presumption that a director or officer acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Worthington Delaware, and with respect to any criminal matter, that no officer or director had reasonable cause to believe his or her conduct was unlawful.


     Consistent with Section 145 of the DGCL, to the extent that an officer or director otherwise eligible to be indemnified is successful on the merits or otherwise, indemnification for expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs) is mandated by the Present By-Laws. In addition, advancement of such expenses incurred by officers and directors is required by the Present By-Laws as long as any such person agrees to repay such expenses (a) if it is ultimately determined that such person is not entitled to indemnification or (b) if a director or officer has been found liable, in a derivative action, for gross negligence or intentional misconduct in the performance of such person's duty to Worthington Delaware, unless and only to the extent the applicable court determines indemnification is appropriate.

     Section 145 of the DGCL also grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such
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

individual is otherwise eligible for indemnification by the corporation. Similarly, the Present By-Laws permit Worthington Delaware to purchase such insurance for directors, officers, employees or agents of Worthington Delaware.

  Ohio

     Under Section 1701.13(E) of the Ohio Revised Code, directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding. A director, officer, employee or agent is entitled to such indemnification if such person's success is "on the merits or otherwise", thus mandating indemnification if the indemnitee is successful on the merits or if the indemnitee is successful, for example, in asserting a procedural defense, such as a claim that the action is barred by the applicable statute of limitations or if the indemnitee is released pursuant to a negotiated settlement without making payment or providing other consideration. Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

     The OGCL, like the DGCL, permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in actions other than derivative actions if the indemnitee has acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.

     An Ohio corporation may also provide indemnification in derivative actions for attorneys' fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement in such actions. The corporation may not indemnify a director, officer, employee or agent in such actions for attorneys' fees and expenses if such person is adjudged to be liable to the corporation for negligence or misconduct in the performance of such person's duties to the corporation, unless and only to the extent that a court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity.

     Section 1701.13(E) of the OGCL, like Section 145 of the DGCL, states that the indemnification provided thereby is not exclusive of any other rights granted to those persons seeking indemnification under the articles, the regulations, any agreement, a vote of the shareholders or disinterested directors, or otherwise.

     The OGCL grants express power to an Ohio corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.


     The New Regulations provide for broader indemnification than specifically afforded under Section 1701.13(E) of the Ohio Revised Code. The New Regulations provide that Worthington

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

Ohio must indemnify officers and directors against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement incurred in connection with any pending, threatened or completed action (whether criminal, civil, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee, agent or volunteer of Worthington Ohio or is or was serving at the request of Worthington Ohio as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or other entity so long as such individual's act or omission was not occasioned by such individual's intent to cause injury to, or by such individual's reckless disregard for the best interests of, Worthington Ohio and, with respect to any criminal matter, such individual had no reasonable cause to believe such individual's conduct was unlawful. The New Regulations forbid Worthington Ohio from indemnifying an officer or director if such person is adjudged to be liable for an act or omission occasioned by such person's deliberate intent to cause injury to, or by such person's reckless disregard for the best interests of, Worthington Ohio unless and only to the extent a court, in view of all the circumstances, concludes that such person is fairly and reasonably entitled to such indemnity as the court deems proper. The New Regulations recite a presumption (which may only be rebutted by clear and convincing evidence) that no act or omission by a director or officer was occasioned by an intent to cause injury to, or by a reckless disregard for the best interests of, Worthington Ohio, and with respect to any criminal matter, that no director or officer had reasonable cause to believe his or her conduct was unlawful.

     Because of these presumptions, Worthington Ohio believes that a director or officer will not have the initial burden of showing that he or she did not intend to cause injury to Worthington Ohio. In addition, the New Regulations require Worthington Ohio to advance expenses on behalf of officers and directors if they agree in writing to repay such amounts if they are not successful on the merits or otherwise and it is proved by clear and convincing evidence that the relevant action or failure to act was occasioned by the deliberate intent to cause injury to, or with reckless disregard for the best interests of, Worthington Ohio.

     The New Regulations state that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the New Regulations provide that Worthington Ohio may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of Worthington Ohio, or who is or was serving another entity at the request of Worthington Ohio, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not Worthington Ohio would have the obligation or power to indemnify such person under the New Regulations. The New Regulations also authorize Worthington Ohio to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of Worthington Ohio or who is or has served another entity at the request of Worthington Ohio.

     Ohio has codified the directors' common law duty of care and, in part, their common law duty of loyalty. Section 1701.59(B) of the Ohio Revised Code provides in pertinent part:

          A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that such director's action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This higher standard of proof must be met in any action brought against a director for breach of such director's duties, including any action involving or affecting (i) a change or

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

potential change in control of the corporation, (ii) a termination or potential termination of a director's service to the corporation as a director or (iii) a director's service in any other position or relationship with the corporation. The higher standard of proof, however, does not affect the liability of directors for unlawful loans, dividends or distributions under Section 1701.95 of the Ohio Revised Code. There is no comparable provision limiting the liability of officers, employees or agents of Ohio corporations.

     Worthington Delaware is not aware of any current or past indemnification or liability issues that will or could be presented to Worthington Ohio in the event the Reincorporation Proposal is consummated.

     Ohio law provides specific statutory authority for directors, in determining what they reasonably believe to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's shareholders, other factors such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; the long-term and the short-term interests of the corporation and its shareholders; and the possibility that these interests may be best served by the continued independence of the corporation. Delaware law contains no similar specific statutory authority.


     The Present Charter and the New Articles authorize the Boards of Directors of Worthington Delaware and Worthington Ohio, respectively, to consider a variety of constituencies in determining what is in the best interests of Worthington Delaware and Worthington Ohio, respectively, and their shareholders when evaluating any offer of another party to (1) make a tender or exchange offer for any equity securities of the corporation, (2) merge or consolidate the corporation with another corporation or (3) purchase or otherwise acquire all or substantially all of the property and assets of the corporation. The Boards of Directors are to consider the social and economic effects of any such transaction on the employees, customers, suppliers and other constituencies of the corporation and its subsidiaries and on the communities in which they operate or are located. The Board of Directors of Worthington Delaware believes that the statutory authority provided by the OGCL will provide additional guidance to the directors of Worthington Ohio in making decisions relating to all matters affecting the interests of Worthington Ohio and its shareholders.


        EXISTING CHARTER PROVISIONS WITH A POSSIBLE ANTI-TAKEOVER EFFECT

     Both the Present Charter and Present By-Laws and the New Articles and New Regulations contain some provisions which may be viewed as having a possible anti-takeover effect.

CLASSIFIED BOARD

     Both the Present Charter and the New Articles and New Regulations contain provisions for a classified Board. The classified Board provisions are intended to promote the likelihood of continuity and stability in the composition of the respective Boards of Directors and in the policies formulated by them. The Board of Directors of Worthington Delaware believes that this, in turn, has permitted it, and will permit Worthington Ohio's Board of Directors, to continue to represent the interests of all shareholders, including responding to circumstances created by demands or actions by a minority shareholder or group. One effect of the respective classified Board provisions is to extend to a minimum of two annual meetings of shareholders the time required for a majority of the members of the Board to stand for election. Accordingly, at any time, at least two-thirds of the directors will most likely have had prior experience as directors.

     The classification of the Boards of Directors of Worthington Delaware and Worthington Ohio may discourage certain mergers, tender offers and other future takeover attempts which some or a majority of the shareholders may deem to be in their best interests because it would operate to delay the ability to obtain control of the Board in a relatively short period of time. The delay

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

arises because it will take a minimum of two annual meetings of shareholders to elect a majority of the Board. In addition, a classified Board would generally delay shareholders who do not like the policies of the Board of Directors from removing a majority of the Board for two years, unless such shareholders obtain the requisite vote.

PROCEDURES FOR MAKING NOMINATIONS


     Both the Present By-Laws and the New Regulations provide that a shareholder nomination for election to the Board of Directors must be made in writing and must be received at the principal executive offices not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such nomination must be so received not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares beneficially owned by the proposed nominee and by the notifying shareholder; (d) the name and address of the notifying shareholder; and (e) any other information required to be disclosed with respect to a nominee for election as a director in proxy solicitations pursuant to Regulation 14A under the Exchange Act or any successor statute, rule or provision. Nominations which the chairman of the meeting determines are not made in accordance with the Present By-Laws or the New Regulations, as appropriate, would be disregarded.


     The purpose of the nomination provisions is to avoid the possibility of a surprise nomination that would preclude management from investigating and the shareholders from adequately assessing the competence, experience, integrity and other relevant factors concerning the qualifications of the proposed nominee. In the absence of such provisions, nominations could be made from the floor and such nominees could be elected to the Board without furnishing information about such nominees to the shareholders in advance for their consideration in accordance with the Exchange Act, if such persons do not solicit proxies or limit their proxy solicitation to fewer than ten persons. The Board of Directors of the Company believes that shareholders are entitled to know basic information about the qualifications of persons nominated for election as directors and that the nomination provisions substantially assist management in ensuring the availability of such information.

     A possible adverse effect of the nomination provisions may be that a person otherwise qualified to serve as a director and who is proposed for nomination and election by holders of a sufficient number of the outstanding voting shares to elect one director may not be nominated or elected due to inadvertence. Also, the nomination provisions may make it easier for incumbent directors to solicit proxies to resist a dissident slate of directors and thus retain their status as directors, even when the dissident nominations might be in the best interests of the corporation and its shareholders. In this sense, the nomination provisions can be viewed as advantageous to incumbent directors and executive officers and may discourage takeover attempts. However, the Board of Directors believes that the benefits to the shareholders of the nomination provisions outweigh any possible disadvantages and that the nomination provisions are reasonable rules to govern the nominating process.

SPECIAL VOTE FOR CERTAIN BUSINESS COMBINATIONS

     Article SIXTH of the Present Charter and Article SEVENTH of the New Articles (the "Supermajority Voting Provisions") are intended to give greater assurance that shareholders receive equitable treatment in the event of certain transactions involving Worthington Delaware or Worthington Ohio, as appropriate, or a subsidiary thereof and a beneficial owner of 15% or more of the outstanding voting stock.

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

     The Supermajority Voting Provisions provide that Business Combinations (as defined below) between Worthington Delaware or Worthington Ohio, as appropriate, or a subsidiary thereof, and a Substantial Shareholder (as defined below) require the affirmative vote of the holders of not less than 75% of the capital stock entitled to vote generally in the election of directors (the "Voting Stock"); provided that such affirmative vote must include the affirmative vote of a majority of all then outstanding shares of Voting Stock not beneficially owned by the Substantial Shareholder. Three-fourths of the authorized number of directors may, in all such cases, determine not to require such supermajority vote, but only if a majority of the directors in office and acting upon such matter are "Continuing Directors" (as defined). Such determination may be made either before or after any Substantial Shareholder in question achieves such status.


     A "Substantial Shareholder" generally is defined as the "beneficial owner" (as defined) of 15% or more of the outstanding shares of Voting Stock. A Substantial Shareholder does not include Worthington Delaware or Worthington Ohio, as appropriate, any subsidiary thereof, any employee benefit plan thereof, the trustees of any such plan or any affiliate of Worthington Delaware or Worthington Ohio, as appropriate, owning in excess of 10% of the outstanding Delaware Common Shares on the relevant grandfathering date. By virtue of the fact that John H. McConnell owned in excess of 10% of the outstanding Delaware Common Shares on August 3, 1998, he would be excluded by definition from being deemed a "Substantial Shareholder" of Worthington Ohio and he is currently excluded from being deemed a "Substantial Shareholder" of Worthington Delaware.


     A "Business Combination" subject to the Supermajority Voting Provisions includes: a merger or consolidation involving Worthington Delaware or Worthington Ohio, as appropriate, or any subsidiary thereof and a Substantial Shareholder; a sale, lease or other disposition of a "substantial part" of the assets of Worthington Delaware or Worthington Ohio, as appropriate, or any subsidiary thereof (that is, assets constituting in excess of 10% of the book value of the total consolidated assets of Worthington Delaware or Worthington Ohio, as appropriate) to a Substantial Shareholder; an issuance of equity securities of Worthington Delaware or Worthington Ohio, as appropriate, to a Substantial Shareholder for consideration aggregating $25,000,000 or more; a liquidation or dissolution of Worthington Delaware or Worthington Ohio, as appropriate (if as of the record date for the determination of shareholders entitled to vote with respect thereto, any person is a Substantial Shareholder); and a reclassification or recapitalization of securities (including any reverse stock split) of Worthington Delaware or Worthington Ohio, as appropriate, or any subsidiary thereof or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of a Substantial Shareholder in any class of equity securities of Worthington Delaware or Worthington Ohio, as appropriate, or such subsidiary.

     A "Continuing Director" is defined as any individual serving as a director of Worthington Ohio at the Effective Time of the Merger, or any individual elected or appointed prior to the time the Substantial Shareholder in question acquires such status, or an individual designated as a Continuing Director (prior to his initial election or appointment) by three-fourths of the authorized number of directors, but only if a majority thereof then consists of Continuing Directors.

     The Supermajority Voting Provisions are intended to provide some assurance that the remaining shareholders of Worthington Delaware or Worthington Ohio, as appropriate, would be treated fairly in the event that another corporation (or other shareholder) acquires control of Worthington Delaware or Worthington Ohio and seeks to eliminate the remaining shareholders through a forced merger or similar transaction. The Board has observed situations in corporate takeovers involving payment of cash to acquire a controlling equity interest in a company followed by a payment to the remaining shareholders of a price for their shares that is lower than the price to acquire control or that is in a different form of consideration. In such two-step acquisitions, shareholders who do not act quickly must accept the price paid in the second step. Because the Substantial Shareholder's dominant influence controls both sides of the negotiations,
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

the terms of such transactions may not reflect arm's-length bargaining and, therefore, may not assure fair treatment of the public shareholders remaining after the first step of the transaction. The Board considers that tactics such as two-step acquisitions are unfair to a target company's shareholders.

     Although federal securities laws and regulations applicable to business combinations require that disclosure be made to shareholders of the terms of such a transaction, these laws do not assure shareholders that the financial terms of the business combination will be fair to them or that they can effectively present its consummation. Moreover, the statutory right of the remaining shareholders of a corporation to dissent in connection with business combinations and to receive the "fair value" of their shares in cash (i.e., dissenters' rights) may involve significant expense to dissenting shareholders, may not take into account elements of value deemed important by some shareholders and may not be available to some cases.

     The Board of Directors believes that requiring a party interested in completing a Business Combination to obtain a 75% shareholder vote would increase the likelihood that such party would negotiate the terms of the Business Combination directly with the Board of Directors in advance of its acquisition of a substantial number of shares of the Corporation. In the event of a proposed acquisition, the Board of Directors believes that the interest of shareholders would be best served by a transaction that results from negotiations based upon careful consideration of the proposed terms, such as the price to be paid minority shareholders (if applicable) and tax effects of the transaction. Although there can be no certainty as to the result of any particular negotiation, the Board believes that the effect of promoting negotiations of any proposed acquisition with the Board of Directors will be in the best interests of the shareholders.


     Under those circumstances in which the Supermajority Voting Provisions would apply, a minority of the shareholders may prevent the consummation of a transaction favored by a majority of shareholders. As a practical matter, the requirement of a 75% vote may also mean that the type of Business Combination to which the Supermajority Voting Provisions are addressed might not be accomplished by the controlling entity while there remains any widely dispersed public market in Voting Stock.


     Despite the belief of the Board as to the benefits to Worthington Delaware, Worthington Ohio and their respective shareholders of the Supermajority Voting Provisions, some shareholders may find the Supermajority Voting Provisions disadvantageous to the extent that they discourage takeovers which are not approved by the Continuing Directors but in which shareholders might receive, for at least some of their shares, a substantial premium above the market price at the time a tender offer or other acquisition transaction is made. Thus, shareholders who might wish to participate in a tender offer may not be afforded the opportunity to do so.

     To the extent that the Supermajority Voting Provisions discourage takeovers that would result in a change of management, those changes will be less likely to occur. Further, if the Supermajority Voting Provisions have the effect of giving management more bargaining power in negotiations with a potential acquiror, they could result in management's using the bargaining power not only to try to negotiate a favorable price for an acquisition but also to negotiate more favorable terms for management. However, the Board believes that the advantages of encouraging potential acquirors to negotiate with the Board outweigh any resulting disadvantages.

REMOVAL OF DIRECTORS AND FILLING OF VACANCIES


     Under the Present Charter and the New Articles and New Regulations, subject to the rights of holders of preferred shares, a director may be removed from office prior to the expiration of his or her term, with or without cause, by the affirmative vote of the holders of 75% of the voting power or for cause, by the affirmative vote of three-fourths of the directors then in office. Subject to the rights of holders of preferred shares, vacancies in the Board of Directors and any newly-created directorships resulting from any increase in the number of directors may be filled by the Board of

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

Directors, acting by the vote of a majority of the directors then in office, even if less than a quorum. A director elected to the Board to fill a vacancy would hold office for the unexpired portion of the term of the director whose place has been filled. A director elected by the Board to fill a newly-created directorship resulting from an increase in the numbers of directors would hold office until the next election of the class for which the director was elected.

     These provisions are designed to limit the ability of a shareholder to gain control of the Board of Directors by removing directors and filling the resulting vacancies. The Board of Directors believes that these provisions enhance the likelihood of continuity within the Board of Directors (although such continuity has not presented problems in the past), thereby facilitating long-range planning in the best interests of shareholders.


AUTHORIZED PREFERRED SHARES



     Under the Present Charter, Worthington Delaware is authorized to issue 1,000,000 Delaware Preferred Shares. None of such Delaware Preferred Shares have been issued. Under the New Articles, Worthington Ohio will be authorized to issue 500,000 Class A Preferred Shares and 500,000 Class B Preferred Shares. The Present Charter and the New Articles authorize the Boards of Directors of Worthington Delaware and Worthington Ohio, respectively, to issue the Preferred Shares in one or more series and to establish the designations, preferences and rights of each such series. The Board of Directors of Worthington Delaware may establish the voting rights of each series of Delaware Preferred Shares. The directors of Worthington Ohio have no such authority and, until changed by the shareholders, each Class A Preferred Share issued by Worthington Ohio will have one vote and each Class B Preferred Share issued by Worthington Ohio will have ten votes on each matter submitted to holders of Ohio Preferred Shares. The Board of Directors of Worthington Delaware believes that it is desirable and in the best interests of the Company and its shareholders to retain flexibility in determining the voting rights to be afforded holders of Ohio Preferred Shares similar to that now afforded to the Board of Directors of Worthington Delaware.



     The Delaware Preferred Shares are, and the Ohio Preferred Shares will be, available, free from any pre-emptive rights, for issuance from time to time, to such persons and for such considerations as the Board of Directors may determine, without requiring further action by the shareholders except to the extent required by the New Articles, by law or by The Nasdaq Stock Market (or any securities exchange on which Worthington Ohio's equity securities may then be listed). The Delaware Preferred Shares have been, and the Ohio Preferred Shares will be, available for issuance from time to time for any proper corporate purpose, including, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the corporation's business and operations, issuance as part or all of the consideration required to be paid for acquisitions of other business properties and issuance as a share dividend. The Board of Directors does not intend to issue any Ohio Preferred Shares except on terms which the Board deems to be in the best interests of Worthington Ohio and its shareholders. Depending on the terms thereof, the issuance of Ohio Preferred Shares may or may not have a dilutive effect on the equity interest and/or voting power of the then-existing shareholders of Worthington Ohio.



     Although the Board of Directors has no present intent to do so, authorized but unissued Ohio Preferred Shares may be issued as a defense to an attempted takeover. For example, the Board of Directors may sell a block of Ohio Preferred Shares to persons who are loyal to current management, thereby diluting the share ownership of persons seeking to obtain control. Furthermore, since Articles SEVENTH, NINTH and TENTH of the New Articles require the affirmative vote of holders of shares entitling them to exercise not less than 75% of the voting power of Worthington Ohio to adopt certain amendments to the New Articles or New Regulations (including the provisions of the New Articles and New Regulations pertaining to the right of a shareholder to nominate an individual for election as a director of Worthington Ohio, the number of directors, the right of shareholders to remove directors from office and fill vacancies in the Board of Directors, the classified Board or the calling of special meetings of the shareholders), or to adopt mergers and certain other transactions involving a 15% shareholder of Worthington Ohio, the Board could (within the limits imposed by Ohio law) issue new Ohio Preferred Shares to purchasers who, together with other shareholders of Worthington Ohio, might block such a 75% vote.



     The Board has no present knowledge of any present or past efforts to gain control of the Company and has not received any indication from any party that such party is interested in acquiring the Company.



                               FEDERAL INCOME TAX

                      CONSEQUENCES OF THE REINCORPORATION


     Worthington Delaware has been advised by Ernst & Young LLP, the independent auditors and tax advisors for Worthington Delaware, that for Federal income tax purposes, the Reincorporation will constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and that, consequently, the holders of Delaware Common Shares will not recognize any gain or loss as a result of the Merger. For Federal income tax purposes, each shareholder of Worthington Delaware will retain the same tax basis in his Ohio Common Shares as he had in the corresponding Delaware Common Shares held by him immediately prior to the Effective Time, and his holding period for his Ohio Common Shares will include the period during which he held the corresponding Delaware Common Shares.


     Although it is not anticipated that state or local income tax consequences will vary from the Federal income tax consequences described above, shareholders should consult their own tax advisors as to the effect of the reorganization under state, local or foreign income tax laws.

     Worthington Delaware further has been advised by Ernst & Young LLP that Worthington Ohio will not recognize any gain, loss or income for Federal income tax purposes as a result of the Reincorporation and Merger and that it will succeed, without adjustment, to the tax attributes of Worthington Delaware.


     The tax advice of Ernst & Young LLP addresses only the issues specifically identified in the first and third paragraphs above and is based upon representations of management that have not been independently verified. Ernst & Young LLP has assumed no responsibility to update its advice as a result of any changes in applicable laws or rulings of the Internal Revenue Service.


                      VOTE REQUIRED; BOARD RECOMMENDATION

     Pursuant to the DGCL and the Present Charter, the affirmative vote of the holders of a majority of the outstanding Delaware Common Shares entitled to vote thereon is required for approval of the Reincorporation Proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REINCORPORATION PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF WORTHINGTON DELAWARE VOTE FOR THE REINCORPORATION PROPOSAL. A vote FOR the Reincorporation Proposal will constitute approval of the Merger Agreement and the transactions contemplated thereby.

     Unless otherwise directed, the persons named in the enclosed proxy will vote the Delaware Common Shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the Reincorporation Proposal.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information for the fiscal years ended May 31, 1998, 1997 and 1996 as to cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer ("CEO") and its four other most highly compensated executives (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                 ANNUAL                         COMPENSATION
                                              COMPENSATION       ------------------------------------------
    NAME AND PRINCIPAL       YEAR ENDED   --------------------   SECURITIES UNDERLYING       ALL OTHER
 POSITION LAST FISCAL YEAR     MAY 31     SALARY($)   BONUS($)        OPTIONS(#)          COMPENSATION($)
 -------------------------   ----------   ---------   --------   ---------------------   ------------------
John P. McConnell               1998       400,000    494,550           60,000                  8,491
Chairman and CEO                1997       325,000    470,000           60,000                  7,069
                                1996       300,000    402,100               --                  6,384
Donal H. Malenick               1998       260,000    370,325           30,000                526,103
President and COO               1997       260,000    350,075           30,000                396,185
                                1996       260,000    332,275               --                445,532
Edward A. Ferkany               1998       175,000    267,100           10,000                 93,747
Executive Vice President        1997       175,000    252,000           20,000                 69,552
                                1996       175,000    239,200               --                 73,020
Ralph V. Roberts*               1998       118,333    260,933           10,000                  7,502
Vice President-Corporate        1997       100,000    199,261               --                    904
  Development                   1996            --         --               --                     --
Jay D. Wisner**                 1998        50,000    353,000               --                 19,346
President/The                   1997        50,000    389,340               --                  6,461
  Gerstenslager Company         1996            --         --               --                     --


---------------

 *Mr. Roberts served as President of WAVE, a joint venture between the Company and Armstrong World Industries, Inc., from its formation in June 1992 until he became Vice President -- Corporate Development in June 1997.

**Mr. Wisner became an employee of the Company on February 21, 1997, which is the date the Company acquired The Gerstenslager Company. Income information is based on an entire fiscal year.

     Any amounts deferred under the deferred compensation plan (see "Compensation of Directors") for the Named Executives are included in the "Bonus" column. For fiscal 1998, Messrs. Malenick and Ferkany had $513,976 and $82,958, respectively, in interest accrued on amounts in their Deferred Compensation Plan accounts which are included in "All Other Compensation."

     The Named Executives, except Mr. Wisner, participate in the Company's Deferred Profit Sharing Plan (the "Deferred Plan"), together with substantially all of the other regular full-time employees of the Company except those represented by labor unions. Mr. Wisner participates in a similar plan which covers substantially all salaried employees of The Gerstenslager Company, a subsidiary of the Company, of which Mr. Wisner is President. Contributions are based on profits and are allocated quarterly to employee accounts based upon total compensation and length of service. Distributions under the two Deferred Plans are generally deferred until retirement, death or total and permanent disability. Allocations under the Deferred Plans for the 1998 fiscal year for the benefit of Messrs. McConnell ($6,630), Malenick ($6,703), Ferkany ($6,645), Roberts ($6,645) and Wisner ($17,090) are included as "All Other Compensation."

     Also included in "All Other Compensation" for the 1998 fiscal year are the following costs of providing term life insurance for the benefit of the Named
Executives: Messrs. McConnell ($1,861); Malenick ($5,424); Ferkany ($4,145); Roberts ($857); and Wisner ($2,256).


OPTION GRANTS

     The following table sets forth information with respect to individual grants of stock options made to the Named Executives during the fiscal year ended May 31, 1998.

                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                ANNUAL RATES OF STOCK
                        COMMON SHARES   % OF TOTAL                               PRICE APPRECIATION
                         UNDERLYING     OPTIONS TO   EXERCISE OR                 FOR OPTION TERM (1)
                           OPTIONS      EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------
         NAME            GRANTED (#)      IN FY        ($/SH)         DATE       5%($)       10%($)
         ----           -------------   ----------   -----------   ----------    -----       ------
J. P. McConnell.......     60,000(2)      12.90       18.5625      11/20/07     700,431    1,775,030
D. H. Malenick........     30,000(2)       6.45       18.5625      11/20/07     350,215      887,515
E. A. Ferkany.........     10,000(2)       2.15       18.5625      11/20/07     116,738      295,838
R. V. Roberts.........     10,000(2)       2.15       18.5625      11/20/07     116,738      295,838
J. D. Wisner..........         --            --            --            --          --           --

---------------

(1) The amounts reflected in this table represent certain assumed rates of appreciation only, and assume the options are held until their expiration date. Actual realized values, if any, on option exercises will be dependent upon the actual appreciation in the price of the Common Shares of the Company between the grant date and the date they are exercised. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

(2) The options become exercisable in 20% per year increments on each anniversary of their effective date. In the event of a change in control of the Company (as defined in the applicable plan), unless the Board of Directors explicitly provides otherwise, all stock options which have been outstanding at least six months before the date of such change in control become fully exercisable.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of stock options during the fiscal year ended May 31, 1998 and unexercised stock options held as of June 1, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND OPTION VALUES

                                                        NUMBER OF COMMON SHARES       VALUE (1) OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                           OPTIONS AT 6/1/98               AT 6/1/98 ($)
                          SHARES                       --------------------------    --------------------------
                       ACQUIRED ON      VALUE (1)          NOT                           NOT
        NAME           EXERCISE (#)    REALIZED ($)    EXERCISABLE    EXERCISABLE    EXERCISABLE    EXERCISABLE
        ----           ------------    ------------    -----------    -----------    -----------    -----------
J. P. McConnell......       -0-              -0-         118,000        52,000         -0-                -0-
D. H. Malenick.......       -0-              -0-          62,000        38,000         -0-                -0-
E. A. Ferkany........       -0-              -0-          30,000        60,500         -0-            335,250
R. V. Roberts........     6,750           80,745          11,200        13,800         -0-             74,500
J. D. Wisner.........       -0-              -0-             -0-           -0-         -0-                -0-

---------------

(1) Pre-tax value based on the spread between the exercise price and the closing price of $17.625 per share on May 29, 1998, the last working day of the Company's fiscal year.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information with respect to incentive awards made to the Named Executives during the fiscal year ended May 31, 1998 under the Company's Long-Term Incentive Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                                                NON-STOCK PRICE-BASED PLANS
                                                            -----------------------------------
                       PERFORMANCE OR OTHER PERIOD UNTIL      THRESHOLD      TARGET     MAXIMUM
        NAME                 MATURATION OR PAYOUT                ($)           ($)        ($)
        ----           ---------------------------------    -------------    -------    -------
                          One year period ended 5/31/98         30,000        60,000     90,000
J. P. McConnell           Two year period ended 5/31/99         70,000       140,000    210,000
                        Three year period ended 5/31/00        115,000       230,000    345,000
                          One year period ended 5/31/98         15,000        30,000     45,000
D. H. Malenick            Two year period ended 5/31/99         30,000        60,000     90,000
                        Three year period ended 5/31/00         50,000       100,000    150,000
                          One year period ended 5/31/98          7,500        15,000     22,500
E. A. Ferkany             Two year period ended 5/31/99         15,000        30,000     45,000
                        Three year period ended 5/31/00         25,000        50,000     75,000
                          One year period ended 5/31/98          5,000        10,000     15,000
R. V. Roberts             Two year period ended 5/31/99         10,000        20,000     30,000
                        Three year period ended 5/31/00         17,500        35,000     52,500
J. D. Wisner                                         --             --            --         --


     Payouts of awards are tied to achieving specified target levels of return on equity and specified targeted earnings per share growth for the performance period, with each performance measure carrying a 50% weighting. 50% of the target amount will be earned if 100% of the targeted return on equity is attained and 50% of the targeted amount will be earned if 100% of the targeted earnings per share growth rate is attained. 50% of the threshold amount will be earned if 85.7% of the targeted return on equity is attained and 50% of the threshold amount will be earned if 75% of the targeted earnings per share growth rate is attained. 50% of the maximum amount will be earned if 114.3% of the targeted return on average equity is attained, and 50% of the maximum amount will be earned if 125% of the targeted earnings per share growth rate is attained. Under the Plan, payouts will generally be made in August following the end of the period. Performance awards may be paid in cash, shares, other property or any combination thereof, in the sole discretion of the Compensation and Stock Option Committee at the time of payment. No payouts were made for the one year performance period ending May 31, 1998.


EXECUTIVE COMPENSATION REPORT AND PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Committee Report and the information under "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN" shall not be incorporated by reference into any such filings.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  General Compensation Philosophy

     A basic philosophy of Worthington Industries, Inc. is that all regular full-time, nonunion employees of the Company have a meaningful portion of their total compensation tied to the profitability of the Company. In furtherance of this philosophy, all such employees in general participate in either the Company's cash profit sharing plan or the executive cash bonus plan (the "Bonus Plan") which has been in place since the 1960's. Cash profit sharing, which covers the majority of the Company's employees, is computed as a fixed percentage of quarterly profits.

     The Company's CEO, its other executive officers and certain other key employees, participate in the Bonus Plan. Under the Bonus Plan, bonuses paid to participants are computed as a percentage of the Company's income before taxes, but after adjustment for contributions to the Company's Deferred Plan. The total amount of bonuses paid to all participants in the Bonus Plan may not exceed 15% of the Company's pre-tax income. Bonuses are paid quarterly based upon the quarterly financial results and generally account for in excess of 45% of a participant's total compensation.

  Compensation for Executives

     Since bonus payments account for such a large percentage of total compensation and since bonuses are tied to the Company's profitability, the largest variable in determining total compensation of the CEO, the executive officers, and other participants in the Bonus Plan is the profitability of the Company. However, bonuses can be adjusted, up or down, based on the individual's performance, subjectively determined by his or her supervisor, the CEO or the Compensation and Stock Option Committee (the "Compensation Committee") as appropriate.

     In setting base salaries for the CEO and the executive officers, the Compensation Committee, which is comprised of outside directors, has reviewed information regarding compensation paid by other manufacturing companies of similar size to officers with similar responsibilities. It is the Compensation Committee's intent to set base salaries at levels so that when the Company performs well, the bonus payments (which are tied to Company income) would put Company officers in the upper range of total compensation being paid to officers of comparable companies. Conversely, should the Company's performance be below that of comparable companies, total executive compensation would fall below the average compensation range.

  Performance of the CEO

     Consistent with the philosophy behind the Bonus Plan, profitability of the Company has been the primary variable in the compensation paid to John P. McConnell, the Company's CEO. In the past few years, the CEO has led the Company through significant change and positioning for the future. During that time, the Company has undertaken a number of major strategic actions which the Compensation Committee believes will have a significant positive impact on the Company's long-term future. These included acquisitions, the formation of joint ventures and significant investments in new plants and equipment. This year, the Company completed a significant foreign acquisition, started up two major steel processing and one joint venture facility and completed a strategic review of the Company's customs products and cast products segments, pointed toward divesting those operations. The Compensation Committee believes that these actions, headed by the CEO and the management team, are in the best long-term interest of the Company.

     As reported in past years, the Compensation Committee believes that the Company's CEO's total compensation was below that of CEO's of comparable companies. Accordingly, effective March 1, 1997, the Compensation Committee increased the base salary of the CEO to move his compensation closer to that provided by comparable companies. Likewise, the implementation of the long-term incentive program discussed below, enables the Compensation Committee to add long-term incentive pay to the CEO's compensation package to make it more competitive with that provided by comparable companies, while at the same time further tying the CEO's compensation to Company performance.

     For the year, the Company's earnings per share (before extraordinary item) increased 7%, while earnings per share from continuing operations increased 23%. Mr. McConnell's total compensation increased primarily due to the increase in base wages implemented in fiscal 1997. His bonus compensation increased 5%, consistent with the Company's overall earnings for the year.

  Bonuses and Stock Options

     Although the Bonus Plan is tied to current profitability, the Company has found it to provide a balance between incentives for current and long-term profitability. Since the payment is based on current year income, the incentive toward current profitability is obvious. However, since future compensation for the officers will continue to be based in large part on the Bonus Plan, the Plan also provides incentives to assure the long-term profitability of the Company.

     Long-term incentives are also provided through stock options granted under the Company's Stock Option and 1997 Long-Term Incentive Plans. The Compensation Committee views stock options as particularly appropriate long-term incentives because stock options align the interests of the employee/option holder with those of the shareholder by providing value to the employee tied directly to stock price increases. Although the terms of the Company's 1990 Stock Option Plan and Long-Term Incentive Plan are flexible, all options granted in the past ten years have been granted at 100% of the market value on the date of grant.

     The Company granted options to the CEO and other Named Executives effective November 20, 1997 as shown under "Option Grants." Pricing for these options was 100% of the fair market value on their effective date. The last previous option grant to officers was effective February 28, 1997. Pursuant to the long-term incentive program discussed below, the Compensation Committee currently intends to consider annual stock option grants for the CEO and other selected executives. The Compensation Committee will continue to review the appropriate time for option grants for other employees. Among the factors which were considered for prior grants and which are likely to be considered for any new grants would be the position held by the participant in the Company, individual performance and the timing and amounts of previous grants.

  Long-Term Incentive Plan

     The Compensation Committee believes that providing long-term compensation tied to sustained financial achievement is an appropriate method to motivate and reward the Company's top executive officers. In the past, stock options were the only long-term incentive compensation provided by the Company and the Compensation Committee believes that the Company was not competitive with comparable companies in providing long-term compensation to its executives. Accordingly, the Company's 1997 Long-Term Incentive Plan ("LTIP") was recommended and adopted last year. Pursuant to the LTIP, the Compensation Committee has implemented a long-term incentive program beginning with the awards granted in fiscal 1998 as set forth under "Long-Term Incentive Awards." This program anticipates consideration of (i) annual stock option grants and
(ii) long-term incentive awards based on achieving measurable criteria performance over a multiple year period, with payment in cash, stock or stock awards for achievement of those goals. The Compensation Committee intends to review awards granted for periods ending after fiscal 1998 to appropriately reflect the discontinuance of certain of the Company's operations.

  Tax Deductibility

     Section 162(m) of the Internal Revenue Code limits deductions for compensation paid to a publicly-held corporation's five most highly compensated executive officers to $1,000,000 per year per executive officer, excluding "performance based compensation" meeting certain requirements. Federal regulations issued under Section 162(m) define the provisions which compensatory plans must contain to qualify for the "performance based" exemption under
Section 162(m). The Company's 1990 Stock Option Plan has been amended so as to qualify for the exemption. The Compensation Committee intends to tailor the incentive programs under the LTIP to also qualify for the exemption. Since no officer's annual salary, plus bonuses, have approached $1,000,000, the Compensation Committee has not attempted to revise the Bonus Plan to satisfy the conditions for the exemption, but it may re-examine the matter if compensation paid thereunder would not otherwise be deductible under Section 162(m) and such provisions would not distort or discourage the existing incentives for performance that enhance the value of the Company. In all cases, however, whether or not some portion of a covered executive officer's compensation is tax deductible, the Company will continue to carefully consider the net cost and value to the Company of its compensation policies.

                            COMPENSATION AND STOCK OPTION COMMITTEE

                            John F. Havens, Chairman
                            John B. Blystone
                            Robert B. McCurry
                            Gerald B. Mitchell
                            Pete A. Klisares ex officio member

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five year cumulative return from investing $100 at May 31, 1993 in the Company's Common Shares, the S&P 500 index of companies and the S&P Industrials index of companies, with dividends assumed to be reinvested when received. The S&P Industrials index includes a broad range of manufacturers. Because of the diversity of the Company's business, it is felt that comparison with this broader index is appropriate.

               Measurement Period                                                           S&P
             (Fiscal Year Covered)                      WTHG            S&P 500           INDUST.
1993                                                           100               100               100
1994                                                        102.36            104.26            104.65
1995                                                        109.78            125.31            127.40
1996                                                        108.80            160.94            163.76
1997                                                        101.86            208.28            209.14
1998                                                         99.84            272.20            269.94

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

     Management will present at the Annual Meeting a resolution calling for the ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 31, 1999. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions. That firm has audited the accounts of the Company since 1964.

                             SHAREHOLDER PROPOSALS


     Any shareholder of the Company who intends to submit a proposal to the Company at the 1999 Annual Meeting of Shareholders must submit such proposal to the Company at its corporate offices not later than April 22, 1999 for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. If a shareholder intends to present a proposal at the 1999 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Company's Proxy Statement and form of Proxy, such proposal must be received by the Company at its corporate offices prior to July 6, 1999 or the Company's management proxies for the 1999 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's Proxy Statement or form of Proxy.

                                  10-K REPORT

     Consolidated financial statements for Worthington Industries, Inc. and its subsidiaries are included the Worthington Industries, Inc. Annual Report to Shareholders which is attached as Appendix I to this Proxy Statement. Additional copies of these statements and the Company's Annual Report on Form 10-K for the year ended May 31, 1998 (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained from the Company's Shareholder Relations Department at 1205 Dearborn Drive, Columbus, OH 43085. The Form 10-K is also on file with the Securities and Exchange Commission, Washington, D.C. 20549.

                                 OTHER MATTERS

     Management knows of no other business which may be brought before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE.


                                            By order of the Board of Directors



                                            CHARLES D. MINOR, Secretary


Dated: August 20, 1998

                                    ANNEX A

                      AMENDED ARTICLES OF INCORPORATION OF
                          WORTHINGTON INDUSTRIES, INC.

                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                          WORTHINGTON INDUSTRIES, INC.

          FIRST: The name of the Corporation shall be Worthington Industries, Inc.

          SECOND: The place in Ohio where the principal office of the Corporation is to be located is in the City of Columbus, County of Franklin.

          THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.


          FOURTH: I. Capital Stock. The total number of shares which the Corporation shall have authority to issue is One Hundred Fifty-one Million (151,000,000) shares, of which One Hundred Fifty Million (150,000,000), each without par value, shall be of a class designated "Common Shares," Five Hundred Thousand (500,000), each without par value, shall be of a class designated "Class A Preferred Shares" and Five Hundred Thousand (500,000), each without par value, shall be of a class designated "Class B Preferred Shares." The Class A Preferred Shares and the Class B Preferred Shares are sometimes collectively referred to herein as the "Preferred Shares."



          II. Preferred Shares. The Board of Directors is authorized to provide for the issuance from time to time in one or more series of any number of authorized and unissued Class A Preferred Shares and Class B Preferred Shares. Subject to the provisions of this ARTICLE FOURTH and the limitations prescribed by law, the board of directors is expressly authorized to adopt amendments to these Amended Articles of Incorporation in respect of any unissued or treasury Class A Preferred Shares and Class B Preferred Shares and thereby establish or change the number of shares to be included in each such series and to fix the designation and relative rights, preferences, qualifications and limitations or restrictions of the shares of each such series. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:


             A. The distinctive designation of such series and the number of shares which shall constitute such series;

             B. The rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable (including whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of shares) and the date from which dividends shall be cumulative in the event the board of directors determines that dividends shall be cumulative;

             C. Whether such series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the board of directors shall determine;

             D. Whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             E. Whether such series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts of such sinking fund;

             F. The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment in respect of shares of that series; and

             G. Any other relative rights, preferences and limitations of such series which shall not be inconsistent with this ARTICLE FOURTH.

          Subject to the provisions of any applicable law, the holders of outstanding Class A Preferred Shares and the holders of outstanding Class B Preferred Shares shall possess voting power for the election of directors and for all other purposes, each holder of record of Class A Preferred Shares being entitled to one vote for each Class A Preferred Share standing in the name of such shareholder on the books of the Corporation and each holder of record of Class B Preferred Shares being entitled to ten votes for each Class B Preferred Share standing in the name of such shareholder on the books of the Corporation.

          III. Common Shares. The board of directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this ARTICLE FOURTH, to provide for the issuance from time to time of any number of authorized and unissued Common Shares, and shall determine the terms under which and the consideration for which the Corporation shall issue its Common Shares.

             A. Subject to the provisions of any applicable law, at every meeting of the shareholders, each holder of Common Shares shall be entitled to one vote, in person or by proxy, for each Common Share standing in the name of such shareholder on the books of the Corporation, on each matter on which the Common Shares are entitled to vote.

             B. Subject to the rights of holders of the Preferred Shares, the holders of the Common Shares shall be entitled to receive, when and as declared by the board of directors, out of the assets of the Corporation which are by law available therefor, dividends payable in cash, in property, or in shares and the holders of the Preferred Shares shall not be entitled to participate in any such dividends (unless otherwise provided by the board of directors in any resolution providing for the issue of a series of Class A Preferred Shares or of Class B Preferred Shares).

             C. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the holders of the Common Shares shall be entitled, after payment or provision for payment in full of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Shares shall be entitled, to share ratably in the remaining assets of the Corporation available for distribution to its shareholders to the exclusion of the Preferred Shares (unless otherwise provided by the board of directors in any resolution providing for the issue of a series of Class A Preferred Shares or of Class B Preferred Shares). Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Subparagraph III(C).

          IV. No Pre-emptive Rights. No holder of shares of this Corporation of any class shall have, as such, as a matter of right, the pre-emptive right to subscribe for or purchase any part of any new or additional issue of shares of any class whatsoever, or of securities or other obligations convertible into or exchangeable for any shares of any class whatsoever or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any shares of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

          FIFTH: The directors of the Corporation shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the

     Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the Corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the Corporation. The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation. The authority granted in this ARTICLE FIFTH of these Amended Articles of Incorporation shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the Corporation or authorized by its articles.



          SIXTH: All of the authority of the Corporation shall be exercised by or under the direction of the board of directors except as otherwise provided in these Amended Articles of Incorporation or the Regulations of the Corporation or required by law. For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its shareholders, it is further provided as follows:


          I. Elections of directors need not be by written ballot unless the Regulations of the Corporation shall so provide.

          II. Subject to the rights of the holders of any class or series of shares of the Corporation having a preference over the Common Shares as to dividends or upon liquidation to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed from time to time by or in accordance with the provisions of the Regulations of the Corporation. The directors, other than those who may be elected by the holders of any class or series of shares of capital stock having preference over the Common Shares as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Regulations of the Corporation, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2001, with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          III. Advance notice of nominations for the election of directors, other than by the board of directors or a committee thereof, shall be given in the manner provided in the Regulations of the Corporation.

          IV. Subject to the rights of the holders of any class or series of shares of capital stock of the Corporation having a preference over the Common Shares as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No reduction in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

          V. Subject to the rights of the holders of any class or series of shares of capital stock of the Corporation having a preference over the Common Shares as to dividends or upon liquidation to elect directors under specified circumstances, (i) any director, or the entire board of directors, may be removed from office, with or without cause, but only by the affirmative vote of the holders of record of outstanding shares representing at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in ARTICLE SEVENTH hereof), voting together as a single class, and entitled to vote in respect thereof, and (ii) any director may be removed from office, but only for cause, by the affirmative vote of three-fourths (3/4) of the directors then in office.

          VI. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders.

          SEVENTH: I. Capitalized terms used herein are defined in Paragraph IV of this ARTICLE SEVENTH.


          II. In addition to any affirmative vote required by law or under any other provision of these Amended Articles of Incorporation or the Regulations of the Corporation or otherwise, and except as otherwise expressly provided in this Article SEVENTH:


             A. any merger or consolidation of this Corporation or any Subsidiary with or into (i) any Substantial Shareholder or (ii) any other corporation (whether or not itself a Substantial Shareholder) which, after such merger or consolidation, would be an Affiliate of a Substantial Shareholder, or

             B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Shareholder of any Substantial Part of the assets of this Corporation or of any Subsidiary, or

             C. the issuance or transfer by this Corporation or by any Subsidiary (in one transaction or a series of related transactions) of any Equity Securities of this Corporation or any Subsidiary to any Substantial Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $25,000,000 or more, or

             D. the adoption of any plan or proposal for the liquidation or dissolution of this Corporation if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Shareholder, or

             E. any reclassification of securities (including any reverse stock split) or recapitalization of this Corporation, or any reorganization, merger or consolidation of this Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of Equity Securities of this Corporation or any Subsidiary which is directly or indirectly Beneficially Owned by any Substantial Shareholder,


     shall (except as otherwise expressly provided in these Amended Articles of Incorporation) require the affirmative vote of the holders of not less than 75% of the votes entitled to be cast by all holders of all then outstanding shares of Voting Stock; provided that such affirmative vote must include the affirmative vote of the holders of shares of Voting Stock entitled to cast a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock not beneficially owned by the Substantial Shareholder in question. Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with The Nasdaq Stock Market or any national securities exchange or otherwise.

          III. The provisions of this ARTICLE SEVENTH shall not be applicable to any Business Combination, the terms of which shall be approved, either in advance of or subsequent to a Substantial Shareholder having become a Substantial Shareholder, by three-fourths (3/4) of the Whole Board, but only if a majority of the members of the board of directors in office and acting upon such matter shall be Continuing Directors.

          IV.  For the purpose of this ARTICLE SEVENTH:

             A. A "Person" shall mean any individual, firm, corporation or other entity.

             B. The term "Business Combination" as used in this ARTICLE SEVENTH shall mean any transaction which is described in any one or more of Subparagraphs (A) through (E) of Paragraph II of this ARTICLE SEVENTH.

             C. "Substantial Shareholder" shall mean any Person who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business Combination:

                (1) is the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the shares of Voting Stock (determined solely on the basis of the total number of shares of Voting Stock so Beneficially Owned (and without giving effect to the number or percentage of votes entitled to be cast in respect of such shares) in relation to the total number of shares of Voting Stock then issued and outstanding), or

                (2) is an Affiliate of this Corporation and at any time within three years prior thereto was the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then outstanding Voting Stock (determined as aforesaid), or

                (3) is an assignee of or has otherwise succeeded to any shares of this Corporation which were at any time within three years prior thereto Beneficially Owned by any Substantial Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          Notwithstanding the foregoing, a Substantial Shareholder shall not include (i) this Corporation or any Subsidiary, (ii) any profit-sharing, employee stock ownership or other employee benefit plan of this Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) Persons who, on August 3, 1998 are Affiliates of this Corporation owning in excess of ten percent (10%) of the outstanding shares of Common Stock of its parent corporation, Worthington Industries, Inc., a Delaware corporation, and the respective successors, executors, legal representatives, heirs and legal assigns (provided that any such legal assign is such an Affiliate immediately prior to assignment, transfer or other disposition to such assign) of such Person.

             D. "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on August 3, 1998; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any shares of Voting Stock:

                (1) which such Person or any of its Affiliates or Associates beneficially own, directly or indirectly, or

                (2) which such Person or any of its Affiliates or Associates has
           (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of an agreement, arrangement or understanding with this Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner), or

                (3) which are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that (i) no director or officer of this Corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all such directors and officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock beneficially owned by any other such director or officer (or any Associate or Affiliate thereof), and (ii) no employee stock ownership or similar plan of this Corporation or any Subsidiary nor any trustee with respect thereto, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

             E. For purposes of computing the percentage Beneficial Ownership of shares of Voting Stock of a Person in order to determine whether such Person is a Substantial Shareholder, the outstanding shares of Voting Stock shall include shares deemed owned by such Person through application of Subparagraph (D) of this Paragraph IV but shall not include any other shares of Voting Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding shares of Voting Stock shall include only shares of Voting Stock then outstanding and shall not include any shares of Voting Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

             F. "Continuing Director" shall mean a Person who was a member of the board of directors of the Corporation as of the effective date of the merger of Worthington Industries, Inc., a Delaware corporation, with and into this Corporation, or thereafter elected by the shareholders or appointed by the board of directors of this Corporation prior to the date of which the Substantial Shareholder in question became a Substantial Shareholder, or a Person designated (before his initial election or appointment as a director) as a Continuing Director by three-fourths (3/4) of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors.

             G. "Whole Board" shall mean the total number of directors which this Corporation would have if there were no vacancies.

             H. An "Affiliate" of a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "Associate" used to indicate a relationship with any Person shall mean (i) any corporation or organization (other than this Corporation or a Subsidiary) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

             I. "Subsidiary" shall mean any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by this Corporation; provided, however, that for the purposes of the definition of Substantial Shareholder set forth in Subparagraph (C) of this Paragraph IV, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by this Corporation.

             J. "Substantial Part" shall mean assets having a book value (determined in accordance with generally accepted accounting principles) in excess of ten percent (10%) of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of this Corporation, at the end of its most recent fiscal year ending prior to the time the determination is made.

             K. "Voting Stock" shall mean any shares of capital stock of this Corporation entitled to vote generally in the election of directors.

             L. "Equity Security" shall have the meaning given to such term under Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on August 3, 1998.

          V. A majority of the Continuing Directors then in office shall have the power to determine for the purposes of this ARTICLE SEVENTH, on the basis of information known to them (i) the number of shares of Voting Stock Beneficially Owned by any Person, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether the assets subject to any Business Combination constitute a Substantial Part of the assets of the corporation in question, and/or (iv) any other factual matter relating to the applicability or effect of this ARTICLE SEVENTH.


          VI. A majority of the Continuing Directors then in office shall have the right to demand that any Person who is reasonably believed to be a Substantial Shareholder (or holder of record shares of Voting Stock Beneficially Owned by any Substantial Shareholder) supply this Corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such Person who is reasonably believed to be a Substantial Shareholder, (ii) the number of, and class or series of, shares Beneficially Owned by such Person who it is reasonably believed is a Substantial Shareholder and held of record by each such record owner and the number(s) of the share certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this ARTICLE SEVENTH, as may be reasonably requested of such Person, and such Person shall furnish such information within 10 days after receipt of such demand.


          VII. Any determinations made by the board of directors, or by the Continuing Directors, as the case may be, pursuant to this ARTICLE SEVENTH in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon this Corporation and its shareholders, including any Substantial Shareholder.

          VIII. Nothing contained in this ARTICLE SEVENTH shall be construed to relieve any Substantial Shareholder from any fiduciary obligation imposed by law.

          EIGHTH: The board of directors of the Corporation, when evaluating any offer of another party to (1) make a tender or exchange offer for any Equity Security of the Corporation, (2) merge or consolidate the Corporation with another corporation, or (3) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and any other factors which the board of directors may consider under Ohio law.


          NINTH: I. Notwithstanding any other provisions of these Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with The Nasdaq Stock Market or any national securities exchange or in any other provision of these Amended Articles of Incorporation or the Regulations of the Corporation), the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as that term is defined in ARTICLE SEVENTH hereof), shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, ARTICLE SIXTH, EIGHTH, NINTH or TENTH of these Amended Articles of Incorporation, and the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, including the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock of the Corporation not beneficially owned by a Substantial Shareholder (as that term is defined in ARTICLE SEVENTH), shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, ARTICLE SEVENTH of these Amended Articles of Incorporation.



          II. Except as otherwise provided in these Amended Articles of Incorporation, including without limitation Paragraph I of this ARTICLE NINTH, the shareholders of the Corporation may, by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of the Voting Stock, amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation.



          TENTH: Notwithstanding any other provisions of these Amended Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with The Nasdaq Stock Market or any national securities exchange or any other provision of these Amended Articles of Incorporation or the Regulations of the Corporation), the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as that term is defined in ARTICLE SEVENTH hereof), shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, the Regulations of the Corporation; provided, however, that if such amendment, alteration, change or repeal has been approved by three-fourths (3/4) of the Whole Board (as defined in ARTICLE SEVENTH hereof), the shareholders may, by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, approve such amendment, alteration, change or repeal. Any amendment to these Amended Articles of Incorporation which shall contravene the Regulations in existence on the record date of the meeting of shareholders at which such amendment is to be voted upon by the shareholders, shall require the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; provided, however, that if such amendment has been approved by three-fourths (3/4) of the Whole Board, the shareholders may approve such amendment to these Amended Articles of Incorporation by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

          ELEVENTH: Chapter 1704 of the Ohio Revised Code shall not apply to the Corporation.


          TWELFTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the Corporation entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation or of such class or classes, unless expressly provided otherwise by statute or in these Amended Articles of Incorporation.



          THIRTEENTH: Shareholders of the Corporation shall not have the right to vote cumulatively in the election of directors.


          FOURTEENTH: These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation.

                                    ANNEX B

                                  REGULATIONS

                                       OF

                          WORTHINGTON INDUSTRIES, INC.

                              CODE OF REGULATIONS
                                       OF
                          WORTHINGTON INDUSTRIES, INC.

                                  ARTICLE ONE

                            MEETINGS OF SHAREHOLDERS

     Section 1.01. ANNUAL MEETINGS. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on such date, at such time and at such place as may be fixed from time to time by the directors.

     Section 1.02. CALLING OF MEETINGS. Meetings of the shareholders may be called only by the chairman of the board, the president, or, in case of the president's absence, death or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least fifty percent (50%) of all shares outstanding and entitled to vote thereat.

     Section 1.03. PLACE OF MEETINGS. Meetings of shareholders shall be held at such place as the person or persons calling the meetings shall decide, unless the board of directors decides that a meeting shall be held at some other place and causes the notice thereof to so state.

     Section 1.04. NOTICE OF MEETINGS. (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting, (1) to each shareholder of record entitled to vote at the meeting, (2) by or at the direction of the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

     (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

     Section 1.05. WAIVER OF NOTICE. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

     Section 1.06. QUORUM. A meeting of the shareholders duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the Articles or the Regulations, (A) at any meeting called by the board of directors, the presence in person or by proxy of holders of record of voting shares entitling them to exercise at least one-third of the voting power of the Corporation shall constitute a quorum for such meeting and (B) at any meeting called other than by the Board of Directors, the presence in person or proxy of holders of record of voting shares of the Corporation entitling them to exercise at least a majority of the voting power of the Corporation shall constitute a quorum for such meeting. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the Corporation acting as chairman of the meeting, may adjourn such meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or he) may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting, and if a quorum is present at such adjourned meeting, any business may be transacted as if the meeting had been held as originally called.

     Section 1.07. VOTES REQUIRED. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Except as otherwise required by law, the Articles or the Regulations, any other matter submitted to the shareholders for their vote shall be decided by the vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding voting shares, present in person or by proxy, and entitled to vote with respect to such matter provided a quorum is present.

     Section 1.08. NOTICE AND ORDER OF BUSINESS; PROCEDURE. (A) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the board of directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Subsection 1.08(A), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Subsection 1.08(A). For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (3) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (4) any material interest of the shareholder in such business. Notwithstanding anything in the Regulations to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Subsection 1.08(A). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Regulations, and if he shall so determine, he shall so declare to the meeting and any business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Subsection 1.08(A), a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this Subsection 1.08(A).

     (B) The order of business at any meeting of shareholders and all matters relating to the manner of conducting the meeting shall be determined by the officer of the Corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the Corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all shareholders, but it shall not be necessary to follow any manual of parliamentary procedure.

     Section 1.09. SHAREHOLDERS ENTITLED TO VOTE. Each shareholder of record on the books of the Corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to vote each share of the Corporation standing in his name on the books of the Corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders. The record date for the purpose of determining the shareholders who are entitled to receive notice of and vote at a meeting of the shareholders shall continue to be the record date for all adjournments of such meeting, unless the directors or the persons who fixed the original record date fix another date. Anything contained in these Regulations or elsewhere to the contrary, unless otherwise authorized by law, the Corporation may not directly or indirectly vote any shares issued by it and such shares shall not be considered as outstanding for the purpose of computing the voting power of the Corporation or of shares of any class.

     Section 1.10. PROXIES. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

     Section 1.11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the Corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the Corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

     Section 1.12. ORGANIZATION. At each meeting of the shareholders, the chairman of the board, or in the absence of the chairman of the board, the president, or, in the absence of the president, any vice president or, in the absence of the chairman, the president or a vice president, a chairman chosen by a majority of the voting shares of the Corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting, shall act as chairman of the meeting, and the secretary of the Corporation, or, if the secretary of the Corporation shall not be present, the assistant secretary, or if the secretary and the assistant secretary shall not be present, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

                                  ARTICLE TWO

                                   DIRECTORS

     Section 2.01. AUTHORITY AND QUALIFICATIONS. Except where the law, the Articles or the Regulations otherwise provide, all authority of the Corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the Corporation.

     Section 2.02. NUMBER OF DIRECTORS AND TERM OF OFFICE.

     (A) The number of directors of the Corporation may be determined at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of the Corporation on such proposal; or by resolution adopted by the affirmative vote of a majority of the Whole Board of Directors. As used in the Regulations, the term "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies. Notwithstanding the foregoing, the number of directors shall in no event be fewer than three or more than eighteen.

     (B) The board of directors shall be divided into three classes as nearly equal in number as the then fixed number of directors permits, with the term of office of one class expiring each year. The election of each class of directors shall be a separate election. At the first meeting of shareholders, directors of one class shall be elected to hold office for a term expiring at the 1999 annual meeting, directors of another class shall be elected to hold office for a term expiring at the 2000 annual meeting and directors of another class shall be elected to hold office for a term expiring at the 2001 annual meeting. At the 1999 annual meeting of shareholders and each succeeding annual meeting, successors to the class of directors whose term then expires shall be elected to hold office for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier resignation, removal from office or death. In the event of any increase in the number of directors of the Corporation, the additional directors shall be similarly classified in such a manner that each class of directors shall be as equal in number as possible. In the event of any decrease in the number of directors of the Corporation, such decrease shall be effected in such a manner that each class of directors shall be as equal in number as possible.

     (C) The directors may fix or change the number of directors and may fill any director's office that is created by an increase in the number of directors.

     (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

     Section 2.03. NOMINATION AND ELECTION.

     (A) Only persons who are nominated in accordance with the procedures set forth in the Regulations shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders (1) by or at the direction of the board of directors (or a committee thereof) or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Subsection 2.03(A), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.03(A). Such nominations, other than those made by or at the direction of the board of directors (or a committee thereof), shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 14 days nor more than 50 days prior to the meeting; provided, however, that if less than 21 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting or such public disclosure was made. Such shareholder's nomination shall set forth (1) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and, if known, residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee;
(iii) the number of shares of the Corporation which are beneficially owned by the proposed nominee; and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation (including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to the shareholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such shareholder and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in the Regulations. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Regulations, and if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Subsection 2.03(A), a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this Subsection 2.03(A).

     (B) The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

     Section 2.04. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the chairman of the board, the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.05. REMOVAL. A director or directors may be removed from office only in accordance with the provisions of the Articles. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

     Section 2.06. VACANCIES. The remaining directors, though less than a majority of the Whole Board of Directors, may, by the vote of a majority of their number, fill any vacancy in the board of directors for the unexpired term. A vacancy in the board of directors exists within the meaning of this Section
2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.

     Section 2.07. MEETINGS. Regular meetings of the board of directors may be held at such intervals and at such time and place as shall from time to time be determined by the board of directors. After such determination and notice thereof has been once given to each person then a member of the board of directors, regular meetings may be held at such intervals and time and place without further notice being given. The directors shall hold such special meetings as may from time to time be called, and such special meetings of directors may be called only by the chairman of the board, the president or a majority of directors then in office. All meetings of directors shall be held at the principal office of the Corporation in the State of Ohio or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

     SECTION 2.08. NOTICE OF MEETINGS. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

          (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the Corporation; or

          (B) By telegraph, cable, radio, wireless, facsimilie transmission, overnight delivery or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the Corporation, not later than the day before the date on which such meeting is to be held; or

          (C) Personally, by electronic mail or by telephone not later than the day before the date on which such meeting is to be held.

     Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the Corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     SECTION 2.09. WAIVER OF NOTICE. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

     SECTION 2.10. QUORUM. A majority of the directors then in office shall be necessary to constitute a quorum for a meeting of directors. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations. At all meetings of the board of directors, each director shall have one vote.

     SECTION 2.11. EXECUTIVE COMMITTEE. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

     Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

     Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the chairman of the board, the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

     SECTION 2.12. COMPENSATION. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors, by the affirmative vote of a majority of those in office, may determine.

     SECTION 2.13. BY-LAWS. The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.

     SECTION 2.14. ACTION BY DIRECTORS WITHOUT A MEETING. Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the Corporation.

                                 ARTICLE THREE

                                    OFFICERS

     SECTION 3.01. OFFICERS. The officers of the Corporation to be elected by the directors shall be a chairman of the board (who shall be a director), a president, a secretary, a treasurer and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. Officers need not be shareholders of the Corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices (other than the offices of president and vice president) may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged or verified by two or more officers.

     SECTION 3.02. TENURE OF OFFICE. The officers of the Corporation shall hold office at the pleasure of the directors. Any officer of the Corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 3.03. DUTIES OF THE CHAIRMAN OF THE BOARD. The chairman of the board, if there be one, shall preside at all meetings of the shareholders and of the board of directors. He shall be the chief executive officer of the Corporation, and except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the board of directors. During the absence or disability of the president, the chairman of the board shall exercise all the powers and discharge all the duties of the president. The chairman of the board shall also perform such duties and may exercise such other powers as from time to time may be assigned to him by the Regulations or by the board of directors.

     SECTION 3.04. DUTIES OF THE PRESIDENT. The president shall, subject to the control of the board of directors, and, if there be one, the chairman of the board, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried in to effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by the Resolutions, the board of directors, the chairman or the president. In the absence or disability of the chairman of the board, or if there be none, the president shall preside at all meetings of the shareholders and the board of directors. If there be no chairman of the board, the president shall be the chief executive officer of the Corporation. The president shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Regulations or by the board of directors.

     SECTION 3.05. DUTIES OF THE VICE PRESIDENTS. The vice presidents shall perform such duties as are conferred upon them by the Regulations or as may from time to time be assigned to them by the board of directors, the chairman of the board or the president. At the request of the chairman of the board, in the absence or disability of the president, the vice president designated by the board of directors shall perform all the duties of the president, and when so acting, shall have all the powers of the president. The authority of the vice president to sign in the name of the Corporation all certificates for shares and authorize deeds, mortgages, leases, bonds, contracts, notes and other instruments, shall be coordinated with like authority of the president.

     SECTION 3.06. DUTIES OF THE SECRETARY. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors; and to deliver all books, paper and property of the Corporation in his possession to his successor, or to the chairman of the board or the president.

     SECTION 3.07. DUTIES OF THE TREASURER. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the Corporation, and shall do with or disburse the same as directed by the chairman of the board, the president or the directors; shall keep an accurate account of the finances and business of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the Corporation in his possession or custody to his successor or to the chairman of the board or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.

                                  ARTICLE FOUR

                                     SHARES

     SECTION 4.01. CERTIFICATES. Certificates evidencing ownership of shares of the Corporation shall be issued to those entitled to them. Each certificate evidencing shares of the Corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president or a vice president, and of the secretary or an assistant secretary, or the treasurer or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the Corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

     SECTION 4.02. TRANSFERS. Where a certificate evidencing a share or shares of the Corporation is presented to the Corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

          (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

          (2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the Corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 or any successor rule or regulation; and

          (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

          (4) The Corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

     SECTION 4.03. TRANSFER AGENTS AND REGISTRARS. The directors may appoint one or more agents to transfer or to register shares of the Corporation, or both.

     SECTION 4.04. LOST, WRONGFULLY TAKEN OR DESTROYED CERTIFICATES. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the Corporation to issue a new certificate in place of the original certificate if the owner:

          (1) So requests before the Corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

          (2) Files with the Corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the Corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such new certificate; and

          (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

                                  ARTICLE FIVE

                         INDEMNIFICATION AND INSURANCE

     SECTION 5.01. INDEMNIFICATION. The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his intent to cause injury to the Corporation or by his reckless disregard for the best interests of the Corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the Corporation or by a reckless disregard for the best interests of the Corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section
5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

     SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

          (A) the Corporation shall not indemnify any officer or director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the Corporation or by his reckless disregard for the best interests of the Corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

          (B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

     SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

     SECTION 5.04. DETERMINATION REQUIRED. Any indemnification required under
Section 5.01 and not precluded under Section 5.02 shall be made by the Corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

     SECTION 5.05. ADVANCES FOR EXPENSES. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the Corporation or his reckless disregard for the best interests of the Corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

     SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     SECTION 5.07. INSURANCE. The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

     SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article FIVE, and as an example and not by way of limitation:

          (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him).

          (B) References to an "other enterprise" shall include employee tax benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

     SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for, or for repayment to the Corporation of, indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the Corporation, in the Court of Common Pleas of Franklin County, Ohio. The Corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

                                  ARTICLE SIX

                                 MISCELLANEOUS

     SECTION 6.01. AMENDMENTS. The Regulations may only be amended in accordance with the provisions of the Articles.

     SECTION 6.02. SECTION 1701.831 OF THE OHIO REVISED CODE NOT
APPLICABLE. Section 1701.831 of the Ohio Revised Code does not apply to control share acquisitions of shares of the Corporation.

                                    ANNEX C

                              AGREEMENT OF MERGER

                              AGREEMENT OF MERGER


     AGREEMENT OF MERGER ("Merger Agreement"), dated as of August 20, 1998, by and between WORTHINGTON INDUSTRIES, INC., a Delaware corporation ("WII DELAWARE"), and WORTHINGTON INDUSTRIES, INC., an Ohio corporation ("WII OHIO"). WII DELAWARE and WII OHIO are hereinafter sometimes collectively referred to as the "Constituent Corporations."


                                  WITNESSETH:


     WHEREAS, the authorized capital stock of WII OHIO consists of 150,000,000 Common Shares, each without par value, 1,000 of which are issued and outstanding and owned by WII DELAWARE; 500,000 Class A Preferred Shares, each without par value, none of which have been issued; and 500,000 Class B Preferred Shares, each without par value, none of which have been issued; and


     WHEREAS, WII DELAWARE, as the sole shareholder of WII OHIO, desires to effect a merger of WII DELAWARE with and into WII OHIO pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of Ohio (the "OGCL"); and

     WHEREAS, the respective Boards of Directors of WII DELAWARE and WII OHIO have determined that it is advisable and in the best interest of each of such corporations that WII DELAWARE merge with and into WII OHIO upon the terms and subject to the conditions herein provided; and

     WHEREAS, the Board of Directors of WII OHIO has, by resolution duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers; and

     WHEREAS, the Board of Directors of WII DELAWARE has, by resolution duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers and that it be submitted to a vote of the stockholders of WII DELAWARE;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree that WII DELAWARE shall be merged with and into WII OHIO and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the shares of the Constituent Corporations and certain other provisions relating thereto shall be as hereinafter set forth.

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. SURVIVING CORPORATION. Subject to the terms and provisions of this Merger Agreement, and in accordance with the DGCL and the OGCL, at the Effective Time (as defined in Section 1.07 hereof), WII DELAWARE shall be merged with and into WII OHIO (the "Merger"). WII OHIO shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger and shall continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of WII DELAWARE shall cease.

     SECTION 1.02. EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for herein and in Section 1701.82 of the OGCL and Section 259 of the DGCL.

     SECTION 1.03. ARTICLES OF INCORPORATION. As of the Effective Time, the Articles of Incorporation of WII OHIO, as in effect immediately prior to the Effective Time, shall be amended and replaced in their entirety by the Amended Articles of Incorporation attached hereto as Annex I, which Amended Articles of Incorporation shall become, at the Effective Time, the articles of incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

     SECTION 1.04. REGULATIONS. As of the Effective Time, the Regulations of WII OHIO, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof, the articles of incorporation of the Surviving Corporation and applicable law.

     SECTION 1.05. DIRECTORS OF THE SURVIVING CORPORATION. At and after the Effective Time and until changed in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law, the number of directors of the Surviving Corporation shall be the number of directors of WII DELAWARE immediately prior to the Effective Time. At the Effective Time, each person who is a director of WII DELAWARE immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of WII DELAWARE and until his or her successor is duly elected and qualified in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law.

     SECTION 1.06. OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each person who is an officer of WII DELAWARE immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the regulations thereof, as he or she held in WII DELAWARE immediately prior to the Effective Time.

     SECTION 1.07. EFFECTIVE TIME. The Merger shall become effective in accordance with the provisions of Section 1701.81 of the OGCL and Sections 252, 253 and 103 of the DGCL, upon the later to occur of (a) completion of the filing of a certificate of merger with the Secretary of State of the State of Ohio, and
(b) completion of the filing of a certificate of merger with the Secretary of State of the State of Delaware. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

     SECTION 1.08. CUMULATIVE VOTING. At and after the Effective Time, no holder of shares of WII OHIO shall be entitled to vote cumulatively in the election of directors.

     SECTION 1.09. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of WII DELAWARE acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Merger Agreement, WII DELAWARE and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary and proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of WII DELAWARE or otherwise to take any and all such action.

                                   ARTICLE II

                 MANNER, BASIS AND EFFECT OF CONVERTING SHARES

     SECTION 2.01. CONVERSION OF SHARES. At the Effective Time:

          (a) Each share of Common Stock, par value $0.01 per share (the "WII Delaware Shares"), of WII Delaware issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable Common Share, without par value (the "WII Ohio Common Shares"), of WII OHIO; and

          (b) Each WII Delaware Share held in the treasury of WII DELAWARE immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of WII DELAWARE, be converted into one fully paid and nonassessable WII Ohio Common Share and shall be held in the treasury of the Surviving Corporation; and

          (c) Each WII Ohio Common Share, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and shall cease to exist, and shall not be converted into shares of the Surviving Corporation or the right to receive cash or any other property.

     SECTION 2.02. EFFECT OF CONVERSION. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding WII Delaware Shares (a "Delaware Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of WII Ohio Common Shares into which the WII Delaware Shares represented by such Delaware Certificate immediately prior to the Effective Time have been converted pursuant to Section 2.01 hereof. The registered holder of any Delaware Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of WII DELAWARE or its transfer agent immediately prior to the Effective Time, shall, until such Delaware Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the WII Ohio Common Shares into which the WII Delaware Shares represented by any such Delaware Certificate have been converted pursuant to Section 2.01 hereof.

     SECTION 2.03. EXCHANGE OF CERTIFICATES. Each holder of a Delaware Certificate shall, upon the surrender of such Delaware Certificate to WII Ohio or its transfer agent for cancellation after the Effective Time, be entitled to receive from WII OHIO or its transfer agent a certificate (an "Ohio Certificate") representing the number of WII Ohio Common Shares into which the WII Delaware Shares represented by such Delaware Certificate have been converted pursuant to Section 2.01 hereof. If any such Ohio Certificate is to be issued in a name other than that in which the Delaware Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Delaware Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall either pay any transfer or other taxes required by reason of the issuance of the Ohio Certificate in a name other than that of the registered holder of the Delaware Certificate surrendered, or establish to the satisfaction of WII OHIO or its transfer agent that such tax has been paid or is not applicable.

     SECTION 2.04. STOCK PLANS.

     (a) Each option to purchase WII Delaware Shares granted under the Worthington Industries, Inc. Amended 1980 Stock Option Plan, as amended (the "1980 Plan"), the Worthington Industries, Inc. 1990 Stock Option Plan (the "1990 Plan") or the Worthington Industries, Inc. 1997 Long-Term Incentive Plan (the "1997 Plan") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such option, be converted into and become an option to purchase the same number of WII Ohio Common Shares as the number of WII Delaware Shares which were subject to such option immediately prior to the Effective Time at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. The Surviving Corporation shall reserve for purposes of the 1980 Plan, the 1990 Plan and the 1997 Plan a number of WII Ohio Common Shares equal to the number of WII Delaware Shares reserved by WII DELAWARE for issuance under the 1980 Plan, the 1990 Plan and the 1997 Plan as of the Effective Time. As of the Effective Time, WII OHIO hereby assumes the 1980 Plan, the 1990 Plan and the 1997 Plan and all obligations of WII DELAWARE under the 1980 Plan, the 1990 Plan and the 1997 Plan including the outstanding options and other awards granted pursuant thereto.

     (b) The Worthington Industries, Inc. Deferred Profit Sharing Plan (the "Profit Sharing Plan") shall become an identical plan of the Surviving Corporation at the Effective Time, automatically and without further act of either of the Constituent Corporations or any participant thereunder, and each person who is a participant under the Profit Sharing Plan shall thereafter continue to participate thereunder upon identical terms and conditions; provided, however, that at and after the Effective Time, each right to acquire WII Delaware Shares shall thereafter be a right to acquire WII Ohio Common Shares.

     SECTION 2.05. INDENTURE. As of the Effective Time, WII OHIO hereby assumes all of the obligations of WII DELAWARE under the Indenture, dated as of May 15, 1996, as supplemented, of WII DELAWARE to PNC Bank, Ohio, National Association, as Trustee, and the Notes issued thereunder.

     SECTION 2.06. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN. As of the Effective Time, WII OHIO hereby assumes all of the obligations of WII DELAWARE under the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan.

                                  ARTICLE III

                APPROVAL; AMENDMENT; TERMINATION; MISCELLANEOUS

     SECTION 3.01. APPROVAL. This Merger Agreement shall be submitted for approval by the stockholders of WII DELAWARE at a meeting of such stockholders.


     SECTION 3.02. AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the Constituent Corporations, after authorization of such action by the Boards of Directors of the Constituent Corporations, at any time prior to the filing of certificates of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio, except that after the approval contemplated by Section 3.01 hereof, there shall be no amendments that would (a) alter or change the amount or kind of shares or other property to be received by the holders of any class or series of shares of either of the Constituent Corporations in the Merger, (b) alter or change any term of the Amended Articles of Incorporation or Regulations of WII OHIO, or (c) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of shares of either of the Constituent Corporations.


     SECTION 3.03. ABANDONMENT. At any time prior to the filing of certificates of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either WII OHIO or WII DELAWARE, or both, notwithstanding approval of this Merger Agreement by the stockholders of WII DELAWARE.

     SECTION 3.04. COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

     SECTION 3.05. DESIGNATED AGENT IN DELAWARE. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of WII DELAWARE, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding; a copy of such process shall be mailed by the Secretary of State of the State of Delaware to:
                  Dale T. Brinkman, Esq.
                  1205 Dearborn Drive
                  Columbus, OH 43085-4769

     IN WITNESS WHEREOF, WII DELAWARE and WII OHIO have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                                         WORTHINGTON INDUSTRIES, INC.,
Attest:                                                  an Ohio corporation

By: /s/ Dale T. Brinkman                                 By: /s/ Donal H. Malenick
  ------------------------------------------------       --------------------------------------------------
   Dale T. Brinkman,
   Assistant Secretary                                   Its: President
                                                         --------------------------------------------------

                                                         WORTHINGTON INDUSTRIES, INC.,
Attest:                                                  a Delaware corporation

By: /s/ Dale T. Brinkman                                 By: /s/ Donal H. Malenick
  ------------------------------------------------       --------------------------------------------------
   Dale T. Brinkman,
   Assistant Secretary                                   Its: President
                                                         --------------------------------------------------

                                    ANNEX I

     The Amended Articles of Incorporation are included as Annex A to this Proxy Statement.

                          WORTHINGTON INDUSTRIES, INC.
                                     PROXY

P

R

O The undersigned hereby constitutes and appoints John P. McConnell, Donal H. Malenick and Charles D. Minor, or any of them, the proxy or
X proxies of the undersigned to vote at the Annual Meeting of Shareholders of Worthington Industries, Inc. (the "Company") to be held
Y at the Worthington Industries, Inc. Training Center, 905 Dearborn Drive, Columbus, Ohio on September 24, 1998 at 2:00 P.M. and at any adjournments thereof, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at such meeting or any adjournments thereof.

                                                               -----------
                                                               SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE
                                                               -----------

[X]  Please mark
     votes as in
     this example.

     All Proxies previously given by the undersigned are hereby revoked. This Proxy will be voted as specified. Unless otherwise specified, this Proxy will be voted FOR Proposal Nos. 1, 2 and 3.

  1. The election of four directors, each for a                 2. To consider and vote upon a proposal (the   FOR  AGAINST  ABSTAIN
     term of three years, expiring in 2001. NOMINEES:              "Reincorporation Proposal") which provides  [ ]    [ ]      [ ]
     John P. McConnell, Robert B. McCurry, Gerald B.               among other things, for the change of the
     Mitchell, Mary Schiavo.                                       Company's state of incorporation from
                                                   MARK HERE       Delaware to Ohio through a merger of the
        FOR                        WITHHELD      IF YOU PLAN [ ]   Company into Worthington Industries, Inc.,
        ALL    [ ]             [ ] FROM ALL        TO ATTEND       an Ohio corporation and a wholly-owned
      NOMINEES                     NOMINEES      THE MEETING       subsidiary of the Company and for related
                                                                   changes to the Company's organizational
                                                   MARK HERE       documents.
     [ ]                                         FOR ADDRESS [ ]
        --------------------------------------    CHANGE AND
        For all Nominees Except As Noted Above  NOTE AT LEFT    3. Ratification of the selection of the firm   FOR  AGAINST  ABSTAIN
                                                                   of Ernst & Young LLP as auditors for the    [ ]    [ ]      [ ]
                                                                   current fiscal year.


                                                                4. In their discretion, the Proxies are
                                                                   authorized to vote upon such other
                                                                   business (none known by the Company at
                                                                   the time of solicitation of this Proxy)
                                                                   as may properly come before the meeting
                                                                   and any adjournments thereof.

                                                                If any changes are required to your address, please cross through the current information and print the new information. The new address will be used by the Transfer Agent for all future
                                                                communications, including proxies and dividend checks.

                                                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                                                COMPANY. PLEASE SIGN AND DATE THIS PROXY ON THE LINES BELOW AND
                                                                RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                Please sign your name exactly as it appears on this Proxy.
                                                                Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a
                                                                corporation, sign in full corporate name by authorized officer.






Signature:                               Date:                    Signature:                                Date:
           ---------------------------          --------------               ---------------------------          --------------

                       THE ANNUAL MEETING OF SHAREHOLDERS

                                  WILL BE HELD

                    THURSDAY, SEPTEMBER 24, 1998 AT 2:00 P.M.





                          WORTHINGTON INDUSTRIES, INC.

                                 TRAINING CENTER

                               905 DEARBORN DRIVE

                                 COLUMBUS, OHIO